UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

Waters Corporation
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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March 30, 2012

Dear Stockholder:

On behalf of the Board of Directors of Waters Corporation (“Waters” or the “Company”), I cordially invite you to attend the Annual Meeting of Stockholders (the “Meeting”) of the Company to be held at Waters Corporation, 34 Maple Street, Milford, Massachusetts 01757 on May 9, 2012 at 11:00 a.m., local time.

The notice of Meeting, the Proxy Statement and proxy card from Waters are enclosed. You may also read the notice of Meeting, the Proxy Statement and the Waters Annual Report (“Annual Report”) on the Internet at http://www.proxydocs.com/wat.

Waters has adopted the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this e-proxy process expedites stockholders’ receipt of proxy materials, lowers the costs and reduces the environmental impact of our annual meeting. On March 30, 2012, we mailed to stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and Annual Report and vote by Internet. The Notice contains instructions on how you can (i) receive a paper copy of the Proxy Statement and Annual Report, if you only received a Notice by mail, or (ii) elect to receive your Proxy Statement and Annual Report over the Internet.

The matters scheduled to be considered at the Meeting are (i) to elect directors to serve for the ensuing year and until their successors are elected, (ii) to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, (iii) to approve, by non-binding vote, executive compensation, (iv) to approve the 2012 Equity Incentive Plan, and (v) to consider and act upon any other matters which may properly come before the Meeting or any adjournment thereof. These matters are more fully explained in the Proxy Statement that you are encouraged to read in its entirety.

The Company’s Board of Directors values and encourages stockholder participation at the Meeting. It is important that your shares be represented, whether or not you plan to attend the Meeting. Please take a moment to vote on the Internet, by telephone, or if you receive a paper copy of the Proxy Statement and Annual Report, sign, date and return your proxy card in the envelope provided even if you plan to attend the Meeting.

We hope you will be able to attend the Meeting.

Sincerely,

Douglas A. Berthiaume

Chairman, President and

Chief Executive Officer

WATERS CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of Waters Corporation (“Waters” or the “Company”) will be held at Waters Corporation, 34 Maple Street, Milford, Massachusetts 01757 on May 9, 2012 at 11:00 a.m., local time, for the following purposes:

1.	To elect directors to serve for the ensuing year and until their successors are elected;

2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012;

3.	To approve, by non-binding vote, executive compensation;

4.	To approve the 2012 Equity Incentive Plan; and

5.	To consider and act upon any other matters which may properly come before the Meeting or any adjournment thereof.

In accordance with the provisions of the Company’s bylaws, the Company’s Board of Directors has fixed the close of business on March 15, 2012 as the record date for the determination of the holders of common stock entitled to notice of and to vote at the Meeting.

The Proxy Statement and Annual Report and the means to vote by Internet are available at http://www.proxydocs.com/wat.

By order of the Board of Directors

Mark T. Beaudouin

Vice President

General Counsel and Secretary

Milford, Massachusetts

March 30, 2012

ELECTRONIC DELIVERY OF WATERS STOCKHOLDER COMMUNICATIONS

Notice of Electronic Availability of Proxy Statement and Annual Report

As permitted by Securities and Exchange Commission (“SEC”) rules, Waters is making this Proxy Statement and its Annual Report available to its stockholders electronically via the Internet. On March 30, 2012, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access this Proxy Statement and our Annual Report and vote by Internet. If you received the Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report electronically or to receive a printed version in the mail. The Notice also instructs you on how you may submit your proxy over the Internet or in person at the Meeting.

Important Notice Regarding Availability of Proxy Materials:

The Proxy Statement and Annual Report are available at http://www.proxydocs.com/wat.

Whether or not you expect to attend the Meeting in person, we urge you to vote your shares by phone, via the Internet, or, if you receive a paper copy of the Proxy Statement and Annual Report, by signing, dating, and returning the proxy card by mail at your earliest convenience. This will ensure the presence of a quorum at the Meeting. Promptly voting your shares will save us the expense and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your stock at the Meeting if you want to do so, as your vote by proxy is revocable at your option.

VOTING

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Meeting in person. Stockholders have three options for submitting their votes: (1) via the Internet, (2) by phone or (3) by mail, using a paper proxy card. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient for you, and it saves the Company significant postage and processing costs. In addition, when you vote via the Internet or by telephone prior to the Meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted. Refer to your Notice, or the email you received for electronic delivery of the Proxy Statement for further instructions on voting.

VOTE BY INTERNET	VOTE BY TELEPHONE	VOTE BY MAIL
http://www.proxypush.com/wat	866-307-0858	Mark, sign, and date the proxy card and return it in the enclosed postage- paid envelope.
24 hours a day/7 days a week	toll-free 24 hours a day/7 days a week

Use the Internet to vote your Proxy. Have your proxy card in hand when you access the website.	Use any touch-tone telephone to vote your Proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, please do NOT mail back the proxy card. You can access, view and download this year’s Proxy Statement and Annual Report at http://www.proxydocs.com/wat.

WATERS CORPORATION

34 Maple Street

Milford, Massachusetts 01757

PROXY STATEMENT

Annual Meeting of Stockholders

May 9, 2012, 11:00 a.m.

This Proxy Statement is being furnished by the Board of Directors (the “Board”) of Waters Corporation (“Waters” or the “Company”), in connection with the Board’s solicitation of proxies (each a “Proxy” and, collectively, “Proxies”), for use at the 2012 Annual Meeting of Stockholders (the “Meeting”) to be held on May 9, 2012 at 11:00 a.m., local time, at the Company’s headquarters located at 34 Maple Street, Milford, Massachusetts 01757. Solicitation of Proxies, which is being made by the Board, may be made through officers and regular employees of the Company by telephone or by oral communications with stockholders following the original solicitation. No additional compensation will be paid to officers or regular employees for such Proxy solicitation. The Company has retained Alliance Advisors, LLC to do a broker solicitation for a fee of $5,000, plus reasonable out-of-pocket expenses. Expenses incurred in connection with the solicitation of Proxies will be borne by the Company.

VOTING MATTERS

The representation in person or by Proxy of a majority of the outstanding shares of common stock of the Company, par value $.01 per share, entitled to vote at the Meeting is necessary to provide a quorum for the transaction of business at the Meeting. Shares can only be voted if a stockholder is present in person, has voted via the Internet or by telephone, or is represented by a properly signed Proxy. Each stockholder’s vote is very important. Whether or not you plan to attend the Meeting in person, please vote over the Internet, by telephone or sign and promptly return the Proxy card, which requires no additional postage if mailed in the United States. All signed and returned Proxies will be counted towards establishing a quorum for the Meeting, regardless of how the shares are voted.

Shares represented by Proxy will be voted in accordance with your instructions. You may specify how you want your shares to be voted by voting on the Internet, by telephone, or marking the appropriate box on the Proxy card. If your Proxy card is signed and returned without specifying how you want your shares to be voted, your shares will be voted as recommended by the Board, or as the individuals named as Proxy holders on the Proxy deem advisable on all other matters as may properly come before the Meeting. The Proxy will be voted at the Meeting if the signer of the Proxy was a stockholder of record on March 15, 2012 (the “Record Date”).

Any stockholder voting by Proxy has the power to revoke the Proxy prior to its exercise either by voting by ballot at the Meeting, by executing a later dated Proxy or by delivering a signed written notice of the revocation to the office of the Secretary of the Company at 34 Maple Street, Milford, Massachusetts 01757 before the Meeting begins.

Representatives of the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, are expected to be present at the Meeting. They will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.

As of the Record Date, there were 88,809,863 shares of common stock outstanding and entitled to vote at the Meeting. Each outstanding share of common stock is entitled to one vote. This Proxy Statement and form of Proxy is first being made available to the stockholders of record on or about March 30, 2012. A list of the stockholders entitled to vote at the Meeting will be available for inspection at the Meeting and for ten days prior to the Meeting at the Company’s headquarters for proper purposes relating to the Meeting.

MATTERS TO BE ACTED UPON

PROPOSAL 1.    ELECTION OF DIRECTORS

Nine members of the Board (the “Directors”) are to be elected at the Meeting, each to hold office until his or her successor is elected and qualified or until his or her earlier resignation, death or removal. It is intended that the Proxies in the form enclosed with this Proxy Statement will be voted for the nominees set forth below unless stockholders specify to the contrary in their Proxies or specifically abstain from voting on this matter.

The following information pertains to the nominees, their ages, principal occupations and other public directorships for at least the last five years, and information regarding their specific experience, qualifications, attributes or skills that led to the conclusion that each such person should serve as a Director of the Company in light of the Company’s business and structure.

Douglas A. Berthiaume, 63, has served as Chairman of the Board since February 1996 and has served as President, Chief Executive Officer and a Director of the Company since August 1994 (except from January 2002 to March 2003, during which time he did not serve as President). From 1990 to 1994, Mr. Berthiaume served as President of the Waters Chromatography Division of Millipore Corporation, the predecessor business of the Company, which was purchased in 1994. Mr. Berthiaume is the Chairman of the Children’s Hospital Trust Board, and a trustee of the Children’s Hospital Medical Center and The University of Massachusetts Amherst Foundation. Through more than 25 years direct work experience at Waters and its predecessor company, Millipore, and as a director of Genzyme Corporation, Mr. Berthiaume brings to the Waters Board significant experience in both the business and technical issues facing life science/biotechnology companies.

Joshua Bekenstein, 53, has served as a Director of the Company since August 1994. Mr. Bekenstein is a Managing Director of Bain Capital, LLC, where he has worked since its inception in 1984. Mr. Bekenstein is a director of Bombardier Recreational Products, Inc., Toys’R’Us, Bright Horizons Family Solutions, Inc., Dollarama, Michaels Stores, Inc., Burlington Coat Factory Warehouse Corporation and Gymboree. Mr. Bekenstein’s many years of experience both as a senior executive of a large investment firm and as a director of companies in various business sectors makes him highly qualified to serve on the Waters Board.

Michael J. Berendt, Ph.D., 63, has served as a Director of the Company since March 1998. Dr. Berendt is an independent director and investor. From March 2006 to July 2011, Dr. Berendt served as the President and Chief Executive Officer of Aegera Therapeutics Inc. From August 2004 to December 2005, Dr. Berendt served as Managing Director of Research Corporation Technologies. From November 2000 to August 2004, Dr. Berendt served as Managing Director of AEA Investors. Dr. Berendt also worked for 18 years, from 1982 to 2000, in the pharmaceutical industry where he served in a number of senior management positions including Senior Vice President of Research for the Pharmaceutical Division of Bayer Corporation, and a Group Director of Drug Discovery at Pfizer, Inc. Dr. Berendt has served as a director of Onyx Pharmaceuticals, Myriad Genetics, Inc., Catalyst Biosciences and Northstar Neuroscience. Dr. Berendt’s experience in the pharmaceutical industry both from a management and a scientific perspective provides unique technical insight to the Waters Board.

Edward Conard, 55, has served as a Director of the Company since August 1994. Mr. Conard is an independent director and investor. He was a Managing Director of Bain Capital, LLC from March 1993 to December 31, 2007. Mr. Conard was previously a Director of Wasserstein Perella and Company, an investment banking firm that specializes in mergers and acquisitions, and a Vice President of Bain & Company heading up the firm’s operations practice area. Mr. Conard is a director of Unisource Worldwide, Inc., Broder Brothers, Sensata Technologies, Inc. and Boys & Girls Harbor. His years of experience as a director and a managing director of two large investment firms affords the Waters Board the benefit of Mr. Conard’s considerable financial, accounting and business strategy skills.

Laurie H. Glimcher, M.D., 60, has served as a Director of the Company since January 1998. Dr. Glimcher is the Stephen and Suzanne Weiss Dean of the Weill Cornell Medical College, Provost of Medical Affairs Cornell University. From 1991 through 2011, Dr. Glimcher served as the Irene Heinz Given Professor of Immunology at the Harvard School of Public Health and Professor of Medicine at Harvard Medical School. Dr. Glimcher is a director of Bristol-Myers Squibb Company. She is a Fellow of the American Academy of Arts and Sciences and

a member of the National Academy of Sciences and the Institutes of Medicine of the National Academy of Sciences. As a physician, scientist and professor, Dr. Glimcher brings a diversity of technical skills and experience to the Waters Board.

Christopher A. Kuebler, 58, has served as a Director of the Company since May 2006. Mr. Kuebler is an independent director and investor. He served as Chairman and CEO of Covance Inc., and its predecessor companies from November 1994 to December 2004 and as Chairman during 2005. Prior to joining Covance Inc., Mr. Kuebler spent nearly 20 years in the pharmaceutical industry at Abbott Laboratories, Squibb Inc. and Monsanto Health Care. Mr. Kuebler is a director of Nektar Therapeutics. With 30 years of experience in the pharmaceutical and pharmaceutical service industries, including 10 years as Chairman and Chief Executive Officer of Covance Inc., Mr. Kuebler brings an experienced management perspective to the Waters Board.

William J. Miller, 66, has served as a Director of the Company since January 1998. Mr. Miller is an independent director and investor. From April 1996 to November 1999, Mr. Miller served as Chief Executive Officer and Chairman of the Board of Directors of Avid Corporation, where from September 1996 to January 1999 he served as President. From March 1992 to September 1995, Mr. Miller served as Chief Executive Officer of Quantum Corporation. From May 1992 to September 1995, Mr. Miller served as a member of the Board of Directors of Quantum Corporation and from September 1993 to August 1995, he served as Chairman of the Board of Directors. From 1981 to March 1992, he served in various positions at Control Data Corporation, most recently as Executive Vice President and President, Information Services. Mr. Miller served as a director of Viewsonic Corporation from January 2004 to April 2008 and Overland Storage, Inc. from June 2006 to September 2009. Mr. Miller is a director of Nvidia Corporation, Digimarc Corporation, and Glu Mobile Inc. Mr. Miller’s extensive experience as a former chief executive officer, director, and investor brings both management and stockholder perspectives to the Waters Board.

JoAnn A. Reed, 56, has served as a Director of the Company since May 2006. Ms. Reed is a health care services consultant. From April 2008 to April 2009, she was an advisor to the Chief Executive Officer of Medco Health Solutions. From 2002 to March 2008, Ms. Reed served as Senior Vice President, Finance and Chief Financial Officer of Medco Health Solutions. From 1992 to 2002, she served as Senior Vice President, Finance of Medco Health Solutions. She joined Medco Containment Services, Inc. in 1988. Her prior experience includes employment with CBS, Inc., Aetna/American Re-insurance Co., Standard and Poor’s, and Unisys/Timeplex. Ms. Reed is a director of both American Tower and Dynavox and a trustee of St. Mary’s College of Notre Dame. Ms. Reed’s extensive experience as a senior financial executive provides the Waters Board with significant accounting, finance and health care industry expertise.

Thomas P. Salice, 52, has served as a Director of the Company since July 1994. Mr. Salice is a co-founder and principal of SFW Capital Partners, LLC, a private equity firm. He has served as a Managing Member of SFW Capital Partners since January 2005. From June 1989 to December 2004, Mr. Salice served in a variety of capacities with AEA Investors, Inc., including Managing Director, President and Chief Executive Officer and Vice-Chairman. Mr. Salice has a Masters in Business Administration from Harvard University. Mr. Salice is a Director of Mettler-Toledo International, Inc., Agdata, L.P., MD Buyline, Inc. and Spectro Inc. With more than 20 years of experience in the private equity business, Mr. Salice brings to the Waters Board in-depth experience in strategic planning, finance, capital structure and mergers and acquisitions.

Required Vote and Recommendation of the Board of Directors

With respect to the election of Directors of the Company, a nominee for director shall be elected to the Board by a majority vote (i.e. the votes cast for such nominee exceed the votes cast against such nominee), except that Directors will be elected by plurality vote at any meeting of stockholders for which the number of nominees exceeds the number of directors to be elected. If an incumbent director fails to be re-elected by a majority vote when such a vote is required and offers to resign, and if that resignation is not accepted by the Board, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If an incumbent director’s resignation is accepted by the Board, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy. “Abstentions” and shares with respect to which a broker or representative does not vote on a particular matter because it does not have discretionary voting authority on that matter (so-called “broker non-votes”) will be counted as present for the purpose of determining whether a quorum is present but will not be treated as shares cast with respect to any nominee and therefore will not have an effect on the determination of whether a nominee has been elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE FOR DIRECTOR SET FORTH ABOVE.

PROPOSAL 2.	RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit the books, records and accounts of the Company for the fiscal year ending December 31, 2012. In accordance with a vote of the Audit Committee and as approved by the Board, this selection is being presented to the stockholders for ratification at the Meeting.

Required Vote and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares present at the Meeting in person or represented by Proxy and entitled to vote on the matter is required to approve the proposal. Abstentions will be counted as present for the purpose of determining whether a quorum is present and will be treated as shares present and entitled to vote, but will not be treated as an affirmative vote in favor of the proposal and therefore will have the effect of a vote against the proposal. Ratification by stockholders is not required. If this Proposal 2 is not approved by the stockholders, the Audit Committee does not intend to change the appointment for fiscal year 2012, but will consider the stockholder vote in selecting an independent registered public accounting firm for fiscal year 2013.

Fees

The aggregate fees for the fiscal years ended December 31, 2011 and December 31, 2010 by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, were as follows:

	2011	2010
Audit Fees	$3,470,295	$3,257,004
Audit-Related Fees	32,999	35,076
Tax Related Fees
Tax Compliance	453,402	433,439
Tax Planning	321,690	295,412
Total Tax Related Fees	775,092	728,851
All Other Fees	1,500	1,500

Total	$4,279,886	$4,022,431

Audit Fees — consists of fees for the audit of the Company’s annual financial statements, review of the interim condensed consolidated financial statements included in quarterly reports, assistance with review of documents filed with the SEC, and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

Audit-Related Fees — consists of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees”. These services include employee benefit plan audits, acquisition-related services, attest services not required by statute or regulation, and accounting consultations and reviews for various matters.

Tax Related Fees — consists of fees for tax compliance and planning services. Tax compliance fees include fees for professional services related to international tax compliance and preparation. Tax planning fees consist primarily of fees related to the impact of acquisitions and restructuring on international subsidiaries.

All Other Fees — consists of fees for all other permissible services other than those reported above.

The Audit Committee pre-approved 100% of the services listed under the preceding captions “Audit Fees”, “Audit-Related Fees,” “Tax Related Fees” and “All Other Fees.” The Audit Committee’s pre-approval policies and procedures are more fully described in its report set forth in this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3.	NON-BINDING VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the stockholders of Waters are entitled to cast an advisory vote at the annual meeting to approve the compensation of the Company’s named executive officers, as disclosed in this proxy statement. Pursuant to the Dodd-Frank Act, the stockholder vote is an advisory vote only and is not binding on Waters or its Board.

Although the vote is non-binding, the Compensation Committee and the Board value your opinions and will consider the outcome of the vote in establishing compensation philosophy and making future compensation decisions.

As described more fully in the Compensation Discussion and Analysis, in the Summary Compensation Table and subsequent tables, the Company’s named executive officers are compensated in a manner consistent with our business strategy, competitive practice, sound compensation governance principles, and stockholder interests and concerns. Our compensation policies and decisions are focused on pay-for-performance.

The compensation of our named executive officers during fiscal 2011 is consistent with prior years and the following financial achievements and performance:

•

The 2011 target performance goal of non-GAAP earning per diluted share (“E.P.S.”) was 15% growth, or $4.70, over 2010’s non-GAAP E.P.S. of $4.09. Non-GAAP E.P.S. is defined as E.P.S. in accordance with generally accepted accounting principles (“GAAP”), adjusted for items that management believes are not directly related to ongoing operations. In 2011 the Company achieved non-GAAP E.P.S. of $4.81 which represents an 18% increase over 2010’s non-GAAP E.P.S.

•

Non-GAAP operating income of $547,339,000 which exceeded the minimum non-GAAP operating income threshold of $500,662,630 required for an annual incentive payout and which represents an increase of 17% over 2010 non-GAAP operating income of $467,909,000;

A description and reconciliation of GAAP to non-GAAP E.P.S. and GAAP to non-GAAP operating income can be found on the Company’s web-site at http://www.waters.com under the caption Investors and copies may be obtained, without charge, upon written request to the Company, c/o Vice President, Investor Relations, 34 Maple Street, Milford, MA 01757

Waters also has several compensation governance programs in place as described in the Compensation Discussion and Analysis to manage compensation risk and align Waters’ executive compensation with long-term stockholder interests. These programs include:

•	stock ownership guidelines;

•	an independent compensation committee and compensation committee consultant; and

•	a compensation recoupment policy.

We are requesting your non-binding vote on the following resolution: “Resolved, that the compensation of the Company’s named executive officers as described in the Compensation Discussion and Analysis, in the Summary Compensation Table and subsequent tables, is approved.”

Required Vote and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of Waters common stock present or represented by proxy and voting at the annual meeting, is required for approval on an advisory basis, of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Abstentions will have the effect of a vote “against” this proposal. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RESOLUTION.

PROPOSAL 4. APROVAL	OF 2012 EQUITY INCENTIVE PLAN

We currently have in place the 2003 Equity Incentive Plan, previously approved by our stockholders, which will expire on March 3, 2013 (the “2003 Plan”). In light of the upcoming expiration of the 2003 Plan, the board of Directors, on February 15, 2012, approved and recommends that the stockholders approve the Company’s 2012 Equity Incentive Plan (the “2012 Plan”). If the 2012 Plan is approved by the stockholders, no further grants of awards will be made under the 2003 Plan.

The board of Directors believes that the 2012 Plan:

•	Aligns the long-term interests of key employees and stockholders by creating a direct link between key employee compensation and stockholder return;

•	Enables key employees to develop and maintain a substantial stock ownership in the Company; and

•	Provides incentives for key employees to contribute to the success of the Company.

The 2012 Plan provides that, without stockholder approval, awards may not be “repriced”, that is, the terms of options and stock appreciation rights, or SARs, may not be amended to reduce their exercise or base price, and options and SARs may not be cancelled in exchange for cash, options or SARs with an exercise price that is less than the exercise price of the original options, SARs or other awards.

The 2012 Plan is being submitted to stockholders for approval. The Directors believe it is in the best of interest of the Company and its stockholders to approve the 2012 Plan.

Summary of the 2012 Plan

The key features of the 2012 Plan are summarized below. A copy of the 2012 Plan is attached as Appendix A to this Proxy Statement and is incorporated herein by reference. We encourage you to read the 2012 Plan in its entirety. By voting in favor of this proposal, you will be voting to approve the adoption of the 2012 Plan and the material terms of the 2012 Plan for purposes of qualifying awards thereunder as performance-based compensation under Section 162(m) of the Code.

Purpose. The 2012 Plan is intended to encourage ownership of stock by employees, consultants and directors of the Company and its affiliates and to provide additional incentive for them to promote the success of the Company’s business through the grant of awards of or pertaining to shares of the Company’s common stock.

Stock Subject to the 2012 Plan. The shares issued or to be issued under the 2012 Plan may be either authorized but unissued shares of the Company’s common stock or shares held by the Company in its treasury. The maximum number of shares of stock which may be issued pursuant to or subject to awards under the 2012 Plan is 5,000,000 plus the number of shares which were available for grant under the Company’s 2003 Equity Incentive Plan, as of the date of stockholder approval of the 2012 Plan. As of March 15, 2012, there were 1,285,713 shares available for issuance under the 2003 Plan. The maximum number of shares of stock which may be issued pursuant to or subject to awards of incentive stock options is 5,000,000.

In applying the foregoing share limitation, the following shall not reduce the number of shares available for issuance under the 2012 Plan:

•	shares reserved for issuance upon exercise or settlement of awards to the extent they expire, are cancelled or surrendered;

•	restricted stock to the extent it is forfeited or surrendered before the restriction period expires; and

•	awards that are ultimately paid in cash;

In addition, the following shares will not become available for issuance under the 2012 Plan:

•	shares tendered by participants as full or partial payment of an option exercise price;

•	shares reserved upon grant of SARs to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise; and

•	shares withheld by or remitted to the Company to satisfy tax withholding obligations.

The number of shares reserved under the 2012 Plan will be reduced by two shares of common stock for each share of stock delivered upon the settlement of a full-value award, and by one share of stock for each share of stock delivered upon settlement of an award that is not a full-value award. A full-value award includes any award other than an option or stock appreciation right (e.g., stock grants, restricted stock, restricted stock units, performance units and any other similar awards payable in shares of stock) in which the value of the award is measured as the full value of a share of common stock, rather than the increase in value of a share of common stock.

Administration. The 2012 Plan may be administered by the Compensation Committee of the board, by the board directly, or, in certain cases, by an executive officer or officers of the Company designated by the Compensation Committee. The Compensation Committee has the discretion, subject to the provisions of the 2012 Plan, to determine the employee, consultant or director to receive an award and the form of award. Further, the Compensation Committee has complete authority to interpret the 2012 Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective award agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the 2012 Plan.

Eligibility. Awards may be granted to any employee of or consultant to one or more of the Company and its affiliates or to non-employee Directors or non-employee members of any board of directors (or similar governing authority) of any affiliate, but in no event shall the number of shares of common stock granted to any one recipient in any one calendar year exceed 2,000,000 shares.

Effect of Termination of Employment, Etc. Unless the Compensation Committee shall provide otherwise with respect to any award under the 2012 Plan, stock options and SARs will terminate not later than 30 days following the recipient’s termination of employment or other association, for any reason, with the Company or its affiliates. The effect of termination on other awards will depend on the terms specified in the applicable award agreement.

Non-Transferability of Awards. In general, no award under the 2012 Plan may be transferred by the recipient, and during the life of the recipient all rights under an award may be exercised during the life of the recipient only by the recipient or his or her legal representative. However, the Compensation Committee may provide that an award of a nonstatutory option or shares of restricted stock may be transferred by the recipient, without consideration, to a family member.

Types of Awards. Awards under the 2012 Plan may include incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, stock grants and qualified performance-based awards. Each award will be subject to all applicable terms and conditions of the 2012 Plan, and such other terms and conditions as the Compensation Committee may prescribe.

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Nonstatutory stock options and incentive stock options, or stock options, are rights to purchase common stock of the Company. A stock option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Compensation Committee may determine. A stock option may be exercised by the recipient giving written notice to the Company, specifying the number of shares with respect to which the stock option is then being exercised, and accompanied by payment of an amount equal to the exercise price of the shares to be purchased. The purchase price may be paid by cash, check, by delivery to the Company of shares of common stock (with some restrictions), by surrender of the stock option as to all or part of the shares of common stock for which the stock option is then exercisable, or through and under the terms and conditions of any formal cashless exercise program authorized by the Company.

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Incentive stock options may be granted only to employees of the Company, or any parent or subsidiary corporation, and must have an exercise price of not less than 100% of the fair market value of the Company’s common stock on the date of grant (110% for incentive stock options granted to any recipient holding more than 10% of the stock of the Company immediately prior to the date of grant). In addition, the term of an incentive stock option may not exceed ten years (five years, if granted to any 10% stockholder). Nonstatutory stock options must have an exercise price of not less than 100% of the fair market value of the Company’s common stock on the date of grant and the term of any nonstatutory stock option may not exceed ten years. In the case of an incentive stock option, the amount of the aggregate fair market value of common stock (as of the date of grant of the stock option) exercisable for the first time by the recipient during any calendar year may not exceed $100,000, minus the aggregate fair market value of common stock then exercisable by the recipient for the first time under all incentive stock options previously granted to the recipient under all plans of the Company and its affiliates.

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Stock appreciation rights, or SARs, are rights to receive any appreciation in the fair market value of shares of common stock over an exercise price specified in the SAR. SARs may be granted in tandem with a stock option, such that the recipient has the opportunity to exercise either the stock option or the SAR, but not both. The base exercise price (above which any appreciation is measured) will not be less than 100% of the fair market value of the common stock on the date of grant of the SAR or, in the case of an SAR granted in tandem with a stock option, the exercise price of the related stock option. SARs are subject to terms and conditions substantially similar to those applicable to nonstatutory stock options, except as the Compensation Committee may deem inappropriate or inapplicable. No SAR may be exercised on or after the tenth anniversary of the grant date.

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Awards of restricted stock are grants of rights to receive shares of common stock which are subject to limitations on transferability and a risk of forfeiture arising on the basis of conditions related to the performance of services, Company or affiliate performance or otherwise as the Compensation Committee may determine. Awards of restricted stock will be subject to a risk of forfeiture during a restriction period, established by the Compensation Committee, which shall not be less than three years, except as may be recommended by the Compensation Committee and approved by the board, or under certain other limited circumstances. Prior to the lapse of the risk of forfeiture of an award of restricted stock, the recipient will have all of the rights of a stockholder of the Company, including the right to vote and receive any dividends with respect to the shares of restricted stock. Any dividends payable in shares of stock of the Company shall constitute additional restricted stock. The Compensation Committee may determine, at the time of the award, that payment of cash dividends be deferred and reinvested in additional restricted stock.

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Awards of restricted stock units are grants of rights to receive shares of common stock arising on the basis of conditions relating to the performance of services, Company or affiliate performance or otherwise as the Compensation Committee may determine, which are issued at the close of the applicable restriction period. The applicable restriction period, established by the Compensation Committee, will be not less than three years, except as may be recommended by the Compensation Committee and approved by the board, or under certain other limited circumstances. The recipient may be entitled to receive payments equivalent to any dividends declared with respect to the common stock referenced in the grant of the restricted stock units, to be paid without interest or other earnings.

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Awards of performance units are grants of rights to receive the appreciation over the initial value (established by the Compensation Committee at the time of grant) of a specified number of shares of common stock, at the close of a specified performance period and subject to the achievement of specified business objectives, including performance goals, as set by the Compensation Committee. The Compensation Committee may permit or require the recipient to defer receipt of payment that would otherwise be due by virtue of the satisfaction of any requirements or goals with respect to the performance units. The recipient may be entitled to receive any dividends declared with respect to the common stock which have been earned in connection with the grant of the performance units.

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A stock grant is a grant of shares of common stock not subject to restrictions or other forfeiture conditions. Stock grants may be awarded only in recognition of significant prior or expected contributions to the success of the Company or its affiliates, as an inducement to employment, in lieu of compensation otherwise already due and in such other limited circumstances as the Compensation Committee deems appropriate.

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Qualified performance-based awards are awards which include performance criteria intended to satisfy Section 162(m) of the Code. Section 162(m) of the Code limits the Company’s federal income tax deduction for compensation to certain specified senior executives to $1 million dollars, but excludes from that limit “performance-based compensation.” Any form of award permitted under the 2012 Plan, other than a stock grant, may be granted as a qualified performance-based award, but in each case will be subject to satisfaction of performance goals or (in the case of stock options) based on continued service. The performance criteria used to establish performance goals are limited to the following:

cash flow (before or after dividends)	return on equity
stock price	return on capital (including without limitation return on total capital or return on invested capital)
stockholder return or total stockholder return
return on investment
market capitalization	return on assets or net assets
debt leverage (debt-to-capital)	economic value added
sales or net sales	revenue
income, pre-tax income or net income	backlog
operating profit, net operating profit or	operating income or pre-tax profit
economic profit	gross margin, operating margin or profit margin
return on operating revenue or return on
operating assets	cash from operations
operating ratio	operating revenue
market share improvement	general and administrative expenses
customer service
earnings per share (including, without limitation, earnings before interest, taxes, depreciation and amortization)

The Compensation Committee has discretion to select the length of any applicable restriction or performance period, the kind and/or level of the applicable performance goal, and whether the performance goal is to apply to the Company, a subsidiary of the Company or any division or business unit, or to the recipient, provided that any performance goals be objective and otherwise meet the requirements of Section 162(m) of the Code. Generally, a recipient will be eligible to receive payment under a qualified performance-based award only if the applicable performance goal or goals are achieved within the applicable performance period, as determined by the Committee.

Adjustment for Corporate Actions. In the event of any change in the outstanding shares of common stock as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar distribution with respect to the shares of common stock, an appropriate and proportionate adjustment will be made in (1) the maximum numbers and kinds of shares subject to the 2012 Plan, (2) the numbers and kinds of shares or other securities subject to then outstanding awards, (3) the exercise price for each share or other unit of any other securities subject to then outstanding stock options or SARs (without change in the aggregate purchase price as to which such stock options or SARs remain exercisable), and (4) the repurchase price of each share of restricted stock then subject to a risk of forfeiture in the form of a Company repurchase right. Any such adjustment in awards will be determined and made by the Compensation Committee in its sole discretion.

Transactions. In the event of a transaction, including (i) any merger or consolidation of the Company, (ii) any sale or exchange of all of the common stock of the Company, (iii) any sale, transfer or other disposition of all or substantially all of the Company’s assets, or (iv) any liquidation or dissolution of the Company, the Compensation Committee may, with respect to all or any outstanding stock options and SARS, (1) provide that such awards will be assumed, or substantially equivalent rights shall be provided in substitution therefore, (2) provide that the recipient’s unexercised awards will terminate immediately prior to the consummation of such transaction unless exercised within a specified period following written notice to the recipient, (3) provide that outstanding awards shall become exercisable in whole or in part prior to or upon the transaction, (4) provide for cash payments, net of applicable tax withholdings, to be made to the recipients, (5) provide that, in connection with a liquidation or dissolution of the Company, awards shall convert into the right to receive liquidation proceeds net of the exercise price of the awards and any applicable tax withholdings, or (6) any combination of the foregoing. With respect to outstanding awards other than stock options or SARs, upon the occurrence of a transaction other than a liquidation or dissolution of the Company which is not part of another form of transaction, the repurchase and other rights of the Company under each such award will transfer to the Company’s successor. Upon the occurrence of such a liquidation or dissolution of the Company, all risks of forfeiture and performance goals applicable to such other awards will automatically be deemed terminated or satisfied, unless specifically provided to the contrary in the award. Any determinations required to carryout any of the foregoing will be made by the Compensation Committee in its sole discretion.

Change of Control. Upon the occurrence of a change of control, stock options and SARs will accelerate with respect to 100% of the shares not then exercisable; the risk of forfeiture applicable to restricted stock and restricted stock units not based on achievement of performance goals will lapse with respect to 100% of the restricted stock and restricted stock units still subject to such risk of forfeiture; and all outstanding awards of restricted stock, restricted stock units and performance units conditioned on the achievement of performance goals will be deemed to have been satisfied. A change of control is defined as the occurrence of any of the following: (1) a transaction, as described above, unless securities possessing more than 50% of the total combined voting power of the resulting entity or ultimate parent entity are held by a person who held securities possessing more than 50% of the total combined voting power of the Company immediately prior to the transaction; (2) any person or group of persons, excluding the Company and certain other related entities, directly or indirectly acquires beneficial ownership of securities possessing more than 20% of the total combined voting power of the Company, unless pursuant to a tender or exchange offer that the Company’s board of directors recommends stockholders accept; (3) over a period of no more than 36 consecutive months there is a change in the composition of the Company’s board such that a majority of the board members ceases to be composed of individuals who either (i) have been board members continuously since the beginning of that period, or (ii) have been elected or nominated for election as board members during such period by at least a majority of the remaining board members who have been board members continuously since the beginning of that period.

Settlement of Awards. Stock options and restricted stock will be settled in accordance with their terms. All other awards under the 2012 Plan may be settled in cash, common stock or other awards, or a combination thereof, as determined by the Compensation Committee at or after the date of grant and subject to any contrary award agreement.

Termination and Amendment of the Plan. Generally, the board may at any time terminate the 2012 Plan or make such modifications of the 2012 Plan as it shall deem advisable, subject to the rights of recipients of outstanding awards on the date of amendment or modification. Unless the Board otherwise expressly determined by the board, no amendment of the 2012 Plan shall affect the terms of any award outstanding on the date of the amendment. In addition, no amendment may (i) increase the number of shares of common stock which may be issued under the 2012 Plan, (ii) change the description of the persons eligible for awards, or (iii) effect any other change for which stockholder approval is required by law or the rules of any relevant stock exchange. As noted above, without stockholder approval, awards may not be “repriced” to reduce their exercise or base price.

Summary of Tax Consequences. The following is a brief and general discussion of the United States federal income tax consequences to recipients of awards granted under the 2012 Plan. This summary is not comprehensive and is based upon laws and regulations in effect on March 30, 2012. Such laws and regulations are subject to change. This summary is intended for the information of shareholders considering how to vote and not as tax guidance to participants in the 2012 Plan. Participants in the 2012 Plan should consult their own tax advisors as to the tax consequences of participation.

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Nonstatutory stock options. Generally, there are no federal income tax consequences to a participant upon grant of a nonstatutory stock option. Upon the exercise of such an option, the participant will recognize ordinary income in an amount equal to the amount by which the fair market value of the common stock acquired upon the exercise of such option exceeds the exercise price, if any. A sale of common stock so acquired will give rise to a capital gain or loss equal to the difference between the fair market value of the common stock on the exercise and sale dates.

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Incentive stock options. Except as noted at the end of this paragraph, there are no federal income tax consequences to a participant upon grant or exercise of an incentive stock option. If the participant holds shares of common stock purchased pursuant to the exercise of an incentive stock option for at least two years after the date the option was granted and at least one year after the exercise of the option, the subsequent sale of common stock will give rise to a long-term capital gain or loss to the participant and no deduction will be available to the Company. If the participant sells the shares of common stock within two years after the date an incentive stock option is granted or within one year after the exercise of an option, the participant will recognize ordinary income in an amount equal to the difference between the fair market value at the exercise date and the option exercise price, and any additional gain or loss will be a capital gain or loss. Some participants may have to pay alternative minimum tax in connection with the exercise of an incentive stock option, however.

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Restricted stock. A participant will generally recognize ordinary income on receipt of an award of restricted stock when his or her rights in that award become substantially vested, in an amount equal to the amount by which the then fair market value of the common stock acquired exceeds the price he or she has paid for it, if any. Recipients of restricted stock may, however, within 30 days of receiving an award of restricted stock, choose to have any applicable risk of forfeiture disregarded for tax purposes by making an “83(b) election.” If the participant makes an 83(b) election, he or she will have to report compensation income equal to the difference between the value of the shares and the price paid for the shares, if any, at the time of the transfer of the restricted stock.

•	Stock appreciation rights. A participant will generally recognize ordinary income on receipt of cash or other property pursuant to the exercise of an award of stock appreciation rights.

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Restricted stock units, performance units and stock grants. A participant will generally recognize ordinary income on receipt of any shares of common stock, cash or other property in satisfaction of any of these awards under the 2012 Plan.

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Potential Deferred Compensation. For purposes of the foregoing summary of federal income tax consequences, we assumed that no award under the 2012 Plan will be considered “deferred compensation” as that term is defined for purposes of recent federal tax legislation governing nonqualified deferred compensation arrangements, Section 409A of the Code, or, if any award were considered to any extent to constitute deferred compensation, its terms would comply with the requirements of that legislation (in general, by limiting any flexibility in the time of payment). For example, the award of an SAR at less than 100% of the fair market value of the Company’s common stock, would constitute deferred compensation. If an award includes deferred compensation, and its terms do not comply with the requirements of the legislation, then any deferred compensation component of an award under the 2012 Plan will be taxable when it is earned and vested (even if not then payable) and the recipient will be subject to a 20% additional tax.

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Section 162(m) Limitations on the Company’s Tax Deduction. In general, whenever a recipient is required to recognize ordinary income in connection with an award, the Company will be entitled to a corresponding tax deduction. However, the Company will not be entitled to deductions in connection with awards under the 2012 Plan to certain senior executive officers to the extent that the amount of deductible income in a year to any such officer, together with his or her other compensation from the Company exceeds the $1 million dollar limitation of Section 162(m) of the Code. Compensation which qualifies as “performance-based” is not subject to this limitation, however.

Allocation of Awards; Plan Benefits. It is not presently possible to determine the dollar value of award payments that may be made or the number of options, shares of restricted stock, restricted stock units, or other awards that may be granted under the 2012 Plan in the future, or the individuals who may be selected for such awards because awards under the 2012 Plan are granted at the discretion of the Compensation Committee.

Required Vote and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of Waters common stock present or represented by proxy and voting at the annual meeting, is required for approval of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Abstentions will have the effect of a vote “against” this proposal. Broker non-votes will have no effect on this proposal.

Equity Compensation Plan Information

The following table provides information as of December 31, 2011 about the Company’s common stock that may be issued upon the exercise of options, warrants, and rights under its existing equity compensation plans (in thousands):

	A	B	C
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders	4,809	$56.71	1,428
Equity compensation plans not approved by security holders	—	—	—

Total	4,809	$56.71	1,428

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL 5. OTHER	BUSINESS

The Board does not know of any other business to be presented at the Meeting. If any other matters properly come before the Meeting, however, it is intended that the persons named in the enclosed form of Proxy will vote said Proxy in accordance with their best judgment.

DIRECTORS MEETINGS AND BOARD COMMITTEES

Meetings

The Board held five meetings during the year ended December 31, 2011. The Board has determined that each Director other than Mr. Berthiaume, the Company’s Chairman, President and Chief Executive Officer, has no material relationship with the Company and otherwise qualifies as “independent” under applicable listing standards of the New York Stock Exchange and the Company’s independence criteria, which are summarized under “Corporate Governance -Board/Director Independence” below.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of Dr. Michael J. Berendt (Chair), Dr. Laurie H. Glimcher, and Mr. Thomas P. Salice. The responsibilities of the Nominating and Corporate Governance Committee include the recruitment and recommendation of candidates for the Board. The Nominating and Corporate Governance Committee may, as it deems appropriate, give consideration to any candidates suggested by the stockholders of the Company. The Nominating and Corporate Governance Committee also develops and recommends to the Board the Corporate Governance Guidelines for the Company. The charter of the Nominating and Corporate Governance Committee, which sets forth all of the Nominating and Corporate Governance Committee’s functions, is available at the Company’s website at http://www.waters.com under the caption Governance. Each member of the Nominating and Corporate Governance Committee is independent under applicable listing standards of the New York Stock Exchange and the Company’s independence criteria, which are summarized under “Corporate Governance – Board/Director Independence” below.

Audit Committee

The Audit Committee, which currently consists of Mr. Thomas P. Salice (Chair), Mr. Edward Conard, Mr. William J. Miller and Ms. JoAnn A. Reed, oversees the activities of the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. The Audit Committee meets the definition of “Audit Committee” as defined in Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee recommends the engagement of the independent registered public accounting firm, and performs certain other functions pursuant to its charter, a copy of which is available at the Company’s website at http://www.waters.com under the caption Governance. Each member of the Audit Committee is independent under SEC rules and the applicable listing standards of the New York Stock Exchange and the Company’s independence criteria, which are summarized under “Corporate Governance – Board/Director Independence” below. The Board has determined that each of the four members of the Audit Committee – Messrs. Salice, Conard and Miller and Ms. Reed – is an “audit committee financial expert” within the meaning of the SEC rules and has “accounting or related financial management expertise” within the meaning of New York Stock Exchange rules.

Compensation Committee

The Compensation Committee, which currently consists of Mr. William J. Miller (Chair), Mr. Joshua Bekenstein, Mr. Christopher A. Kuebler and Mr. Thomas P. Salice, approves the compensation of executives of the Company, makes recommendations to the Board with respect to standards for setting compensation levels and administers the Company’s incentive plans. The Compensation Committee’s charter is available at the Company’s website at http://www.waters.com under the caption Governance. Each member of the Compensation Committee is independent under applicable listing standards of the New York Stock Exchange and the Company’s independence criteria, which are summarized under “Corporate Governance – Board/Director Independence” below.

During fiscal year 2011, each of the Company’s Directors attended in excess of 75% of the aggregate of the meetings of the Board and the meetings of committees of the Board of which such Director was a member. During fiscal year 2011, the Compensation Committee met two times, the Audit Committee met seven times and the Nominating and Corporate Governance Committee met two times. The Company does not have a formal policy, but encourages Director attendance at annual stockholder meetings. All Directors attended the 2011 annual meeting of stockholders except for Mr. Conard and Dr. Glimcher, who could not attend.

CORPORATE GOVERNANCE

Annual Evaluation

During 2011, the Nominating and Corporate Governance Committee of the Board conducted its annual comprehensive evaluation of the Board and each of its committees. The evaluation, in the form of a questionnaire, was circulated to all members of the Board and each committee in November 2011. The Company’s General Counsel received all of the questionnaires, compiled the results and circulated them to the Board and each committee for discussion and analysis during January and February 2012. It is the intention of the Nominating and Corporate Governance Committee to continue to engage in this process annually.

Related Party Transactions Policy

The Board has adopted a Related Party Transactions Policy, which covers “Interested Transactions” between a “Related Party” or parties and the Company. An Interested Transaction is a transaction or arrangement in which the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year and in which the Company and/or any Related Party may have an interest. A Related Party includes an executive officer, director or nominee for election as a director of the Company, any holder of more than a 5% beneficial ownership interest in the Company, any immediate family member of any of the foregoing or any firm, corporation or entity in which any of the foregoing persons is employed or is a general partner or principal or in which such person or persons collectively have a 10% or greater beneficial ownership interest.

Pursuant to the policy, the General Counsel is responsible for identifying potential Interested Transactions and determining whether a proposed transaction is an Interested Transaction and accordingly, reportable to the Nominating and Corporate Governance Committee for consideration at its next regularly scheduled meeting. The Nominating and Corporate Governance Committee will review the material facts of all Interested Transactions and report its recommendations to the Board which will either approve or disapprove the Interested Transaction.

The Nominating and Corporate Governance Committee and the Board have reviewed and determined that certain categories of Interested Transactions are deemed to be pre-approved or ratified (as applicable) by the Board under the terms of the policy. These are: (a) the employment and compensation arrangements of executive officers required to be reported in the Company’s Proxy Statement; (b) Director compensation required to be reported in the Company’s Proxy Statement; (c) ordinary course charitable contributions periodically reviewed by the Compensation Committee of the Board; and (d) ordinary course business transactions conducted on an “arm’s length” basis with each of Genzyme Corporation (of which Mr. Berthiaume was a director until its merger with Sanofi-Aventis on April 4, 2011) and Bristol-Myers Squibb Corporation (of which Dr. Glimcher is a director).

Equity Ownership Guidelines

Increasingly, stockholders of public companies are focusing on the amount of equity ownership by directors and officers of the companies in which they invest. In order to more closely align the interests of the Company’s stockholders with those of management, the Company has minimum stock ownership guidelines for Directors and executive officers. These guidelines provide for the accumulation by the Chief Executive Officer of common stock equal to five times his base salary over a three year period, which requirement also applies to any successor to the Chief Executive Officer. Additionally, members of the Company’s Executive Committee, Messrs. Caputo, Ornell and Beaudouin and Ms. Rae, are each required to accumulate common stock equal to two times their base salary over a five year period. Pursuant to the guidelines, members of the Board are required to accumulate a minimum of 5,000 shares of common stock of the Company over a five year period.

If, after the initial three or five year period of accumulation, as the case may be, any executive officer shall become non-compliant with the guidelines, he or she shall have a period of twelve (12) months to again come into compliance with the guidelines. If, after such twelve month period, the executive officer remains non-compliant, then, with respect to any subsequent exercise of a stock option by such executive officer, fifty percent (50%) of such executive’s net after tax profit from such exercise shall be retained in shares of common stock until compliance with the guidelines is achieved. Exceptions to these equity ownership guidelines may be considered by the Nominating and Corporate Governance Committee with respect to individual financial situations of current or future executives covered by the guidelines. For purposes of the accumulation of shares of common stock to comply with these guidelines, in addition to any direct ownership of shares of common stock by an executive officer or Director, any shares of restricted stock and vested in-the-money stock options, which either were or will be granted by the Company to such executives or Directors, shall apply toward the satisfaction of the guidelines. The ownership guidelines have been met by all board members and the named executive officers (as defined below).

Board Leadership Structure

As stated in the Company’s Corporate Governance guidelines, the Board has no set policy with respect to the separation of the offices of Chairman and Chief Executive Officer, but instead makes a particular determination in the context of selecting a chief executive officer. Douglas A. Berthiaume has served as both Chairman of the Board and Chief Executive Officer since 1996.

Since 2004, Thomas P. Salice, an independent director, has served as the Board’s “lead director”. In that capacity, he presides over executive sessions of the non-management Directors of the Board and provides a focal point for and facilitates communication among non-management Directors, Company management and Company stockholders.

The Board believes that, during the tenure of Mr. Berthiaume, combining the offices of Chairman of the Board and Chief Executive Officer has served the Company well, fostering strong and consistent leadership. The lead independent director’s responsibilities increased in 2004 facilitating an appropriate balance between such leadership and independent and effective oversight of the Company’s affairs.

Majority Voting

In 2006, following a review of public company trends and corporate governance practices, the Nominating and Corporate Governance Committee recommended and the Board approved majority voting for Directors and the by-laws of the Company were appropriately amended. The description of the Company’s majority voting provisions can be found under “Proposal 1. Election of Directors” herein.

Guidelines and Code of Conduct

The Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics for employees, executive officers and Directors and a “whistleblower” policy regarding the treatment of complaints on accounting, internal accounting controls and auditing matters. All of these documents are available on the Company’s website at http://www.waters.com under the caption Governance and copies may be obtained, without charge, upon written request to the Company, c/o Secretary, 34 Maple Street, Milford, MA 01757.

Board Candidates

With respect to potential candidates to serve on the Board, the Nominating and Corporate Governance Committee considers suggestions from a variety of sources, including stockholders. Any nominations of candidates, together with appropriate biographical information, should be submitted in accordance with the Company’s by-laws to the Company, c/o Secretary, 34 Maple Street, Milford, MA 01757.

The Nominating and Corporate Governance Committee believes that candidates for service as a Director of the Company should meet certain minimum qualifications. In selecting Directors, the Board seeks individuals who are highly accomplished in their respective fields, with superior educational and professional credentials. Candidates should satisfy the Company’s independence criteria, which are part of its Corporate Governance Guidelines and summarized below and the applicable listing standards of the New York Stock Exchange. In assessing candidates for Director, the Nominating and Corporate Governance Committee will consider their skills, experience and diversity in the context of the overall composition of the Board.

The Company has a process for identifying and selecting candidates for Board membership. Initially, the Chairman/CEO, the Nominating and Corporate Governance Committee or other Board members identify a need to either expand the Board with a new member possessing certain specific characteristics or to fill a vacancy on the Board. A search is then undertaken by the Nominating and Corporate Governance Committee, working with recommendations and input from Board members, members of senior management, professional contacts, external advisors, nominations by stockholders and/or the retention of a professional search firm, if necessary. An initial slate of candidates is identified that will satisfy the criteria for Board membership and is presented to the Nominating and Corporate Governance Committee for review. Upon review by the Nominating and Corporate Governance Committee, a series of interviews of one or more candidates is conducted by the Chairman/CEO and at least one member of the Nominating and Corporate Governance Committee. During this process, the full Board is informally apprised of the status of the search and its input is solicited.

Upon identification of a final candidate, the entire Nominating and Corporate Governance Committee will meet to consider the credentials of the candidate and thereafter, if approved, will submit the candidate for approval by the full Board.

As noted above, the Nominating and Corporate Governance Committee, in assessing candidates for director, considers their skills, experience and diversity in the context of the Board’s overall composition. The Company does not, however, have a specific policy with respect to the consideration of diversity in identifying director nominees.

Board/Director Independence

The Company’s Corporate Governance Guidelines also include criteria adopted by the Board to assist it in making determinations regarding the independence of its members. The criteria, summarized below, are consistent with the New York Stock Exchange listing standards regarding director independence. To be considered independent, the Board must determine that a director does not have a material relationship, directly or indirectly, with the Company. A director will not be considered independent if he or she, or an immediate family member, has been within the last three years:

•	an executive officer of the Company;

•	a current partner or employee of an internal or external auditor of the Company or a partner or employee of an internal or external auditor of the Company who personally worked on the Company’s audit;

•	an executive officer of a public company that was on the compensation committee of its board;

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a paid advisor or consultant to the Company receiving in excess of $100,000 per year in direct compensation from the Company (other than fees for service as a director) within the past three years or has an immediate family member who has been a paid advisor or consultant to the Company; and

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an employee (or in the case of an immediate family member, an executive officer) of a company that does business with the Company and the annual payments to or from the Company exceeded the greater of $1 million or 2% of the other company’s annual gross revenues.

In addition, a director will not be considered independent if he or she, or an immediate family member, has been an executive officer of a tax-exempt entity that receives contributions in any fiscal year from the Company exceeding the greater of $1 million or 2% of its gross revenues. A director also will not be considered independent if he or she has an immediate family member who is a current employee of an internal or external auditor of the Company who participates in such firm’s audit, assurance or tax compliance practice.

The Board has determined that each Director, other than Mr. Berthiaume, the Company’s Chairman, President and Chief Executive Officer, has no material relationship with the Company and otherwise qualifies as “independent” under applicable listing standards of the New York Stock Exchange.

Stockholder and Board Communications

With respect to communications with the Board on general matters, stockholders and interested parties may communicate directly with the lead director or with the non-management Directors as a group by writing to Waters Corporation, c/o Secretary, 34 Maple Street, Milford, Massachusetts 01757. Any such communication should include the name and return address of the stockholder, the specific Director or Directors to whom the contact is addressed and the nature or subject matter of the contact. All communication will be sent directly to the appropriate Board member.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Waters specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

During 2011, the Audit Committee of the Board, in conjunction with management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, focused on the following items:

1.	Compliance with Section 404 of the Sarbanes-Oxley Act of 2002 (the “Act”) and the adequacy of Company internal controls;

2.	The appropriateness of Company financial reporting and accounting processes;

3.	The independence and performance of the Company’s independent registered public accounting firm;

4.	Company compliance with laws and regulations; and

5.	Review of the Company’s independent registered public accounting firm’s quality control procedures.

The Company retains Ernst &Young LLP to assist in elements of continuing compliance with Section 404 of the Act. The Company’s compliance with Section 404 of the Act is managed primarily by the Company’s Vice President, Audit & Risk Management in conjunction with the Company’s Chief Financial Officer and its Vice President, Corporate Controller and Principal Accounting Officer. During 2011, the Audit Committee received regular and detailed briefings from the Company’s Vice President, Audit & Risk Management and PricewaterhouseCoopers LLP regarding the Company’s compliance with Section 404 of the Act. On February 15, 2012, the Company’s Vice President, Audit & Risk Management and PricewaterhouseCoopers LLP reported to the Audit Committee that no material weaknesses had been identified in the Company’s internal controls over financial reporting as of December 31, 2011.

The Board has adopted a written charter setting out more specifically the functions that the Audit Committee is to perform. The charter is reviewed on an annual basis by the Audit Committee and the Audit Committee is advised as to any corporate governance developments which may warrant charter amendments. No such charter amendments were made in 2011. The charter is available at the Company’s website at http://www.waters.com under the caption Governance. A discussion of the Audit Committee’s role in risk oversight can be found under the heading Risk Oversight — Board’s Role in Risk Oversight Generally below.

As stated in its charter, the Audit Committee is tasked with, among other things, reviewing with management the Company’s guidelines and policies with respect to its approach to risk assessment and risk management. In addition, major financial risk exposures and means of monitoring and controlling these exposures, is to be discussed with management.

The Audit Committee held seven meetings during the fiscal year ended December 31, 2011. The Audit Committee reviewed on a quarterly basis, with members of the Company’s management team, the Company’s quarterly and annual financial results prior to the release of earnings and the filing of the Company’s quarterly and annual financial statements with the SEC. The Board has determined that each of the four current members of the Audit Committee — Mr. Salice (Chair), Mr. Conard, Mr. Miller and Ms. Reed — is an “audit committee financial expert” as defined under applicable rules and regulations of the SEC and has “accounting or related financial management expertise” within the meaning of the New York Stock Exchange rules. Company management has primary responsibility for the financial statements and reporting processes. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, audits the annual financial statements and is responsible for expressing an opinion on their conformity with generally accepted accounting principles.

The Audit Committee has adopted the following guidelines regarding the engagement of PricewaterhouseCoopers LLP to perform non-audit services for the Company:

Company management will submit to the Audit Committee for approval a list of non-audit services that it recommends the Audit Committee engage its independent registered public accounting firm to provide from time to time during the fiscal year and an estimated amount of fees associated with such services. Company management and the Company’s independent registered public accounting firm will each confirm to the Audit Committee that each non-audit service on the list is permissible under all applicable legal requirements. The Audit Committee will, in its discretion, either approve or disapprove both the list of permissible non-audit services and the estimated fees for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by the Company’s independent registered public accounting firm pursuant to this pre-approval process and the actual expenditure of fees associated therewith as well as new non-audit services being requested for approval.

To ensure prompt handling of unexpected matters, the Audit Committee delegates to its Chairman the authority to amend or modify the list of approved permissible non-audit services and fees. The Chairman will report action taken to the Audit Committee at the next Audit Committee meeting.

PricewaterhouseCoopers LLP and the Company ensure that all audit and non-audit services provided to the Company have been pre-approved by the Audit Committee.

The Audit Committee hereby reports for the fiscal year ended December 31, 2011 that:

1.	It has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2011 with Company management;

2.	It has discussed with PricewaterhouseCoopers LLP those matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Codification of Statement on Auditing Standards, AU §380) as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in rule 3200T;

3.	It has received from PricewaterhouseCoopers LLP written disclosures and a letter required by the applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence;

4.	It has considered whether, and determined that, the provision of non-audit services to the Company by PricewaterhouseCoopers LLP as set forth below, was compatible with maintaining auditor independence; and

5.	It has reviewed and discussed with PricewaterhouseCoopers LLP its internal quality control procedures, and any material issues raised by the most recent internal quality control review, or peer review, or by any inquiry or investigation by governmental or professional authorities within the preceding five years.

Based on the items reported above, on February 15, 2012, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the SEC. The recommendation was accepted by the Board on the same date.

Mr. Thomas P. Salice	Mr. Edward Conard	Mr. William J. Miller	Ms. JoAnn A. Reed

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee currently consists of Mr. Joshua Bekenstein, Mr. Christopher A. Kuebler, Mr. William J. Miller (Chair), and Mr. Thomas P. Salice. During fiscal year 2011, no member of the Compensation Committee was an officer or employee of the Company or served as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving as members of the Waters Board or its Compensation Committee and no executive of the Company served on the Compensation Committee or Board of Directors of any entity that has one or more executive officers serving on the Waters Board or Compensation Committee.

RISK OVERSIGHT

Board’s Role in Risk Oversight Generally

Included in the Company’s Annual Report for the year ended December 31, 2011 are the risk factors affecting the Company which are periodically reviewed by the Board and the Audit Committee and updated or expanded as warranted. Additionally, the Company has an Enterprise Risk Management program under the direction of the Director of Treasury and Risk Management and the Vice President, Audit & Risk Management. This program seeks to identify, assess, monitor and report on risks affecting the Company’s business and operations on an ongoing basis. Management of the Company actively participates in this program and briefs the Audit Committee on the risks affecting the Company and efforts undertaken to mitigate them.

Compensation-Related Risk

The Company conducted a review to determine if any compensation plans and practices would be reasonably likely to have a material adverse effect on the Company. The Company reviewed various components of compensation plans including the size, scope and design. The Company also reviewed whether the compensation plans promote unnecessary risk taking and the policies in place to mitigate compensation risk. The review included an assessment of design features that could encourage excessive risk-taking and the potential magnitude of such risks, including design features such as a short-term oriented pay mix, overly aggressive goal setting and over-weighting of annual incentives. Several features of the Company’s annual incentive plan, the Management Incentive Plan, mitigate compensation related risk including the use of payout caps, a clear link between payouts under the plan and the Company’s financial performance, and Compensation Committee oversight in determining payouts under the Plan. The policies that exist to mitigate compensation-related risk include (1) the Recoupment Policy for Management Incentive Plan awards adopted in March 2010; (2) stock ownership guidelines for named executive officers; and (3) independent oversight of the compensation programs by the Compensation Committee. Based on this review, the Company does not believe that there are any compensation related risks arising from the Company’s compensation plans that would have a material adverse effect on the Company.

Role of Compensation Consultant, Committee and Management in Decision-Making

The Compensation Committee has engaged the services of Pearl Meyer & Partners as its outside independent compensation consultant during fiscal year 2011. Pearl Meyer & Partners participates in Compensation Committee meetings and executive sessions and advises the Compensation Committee on a range of executive and director compensation matters including plan design, competitive market assessments, trends, best practices and technical and regulatory developments. Pearl Meyer & Partners provides services to the Compensation Committee related only to executive and director compensation, including defining peer groups, comparing executive and director compensation arrangements to the peer groups, and providing market data and advice regarding executive and director compensation plans. The Compensation Committee has the authority to engage and terminate such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities.

In determining the overall structure of the compensation elements, the Compensation Committee reviews the competitive market and compensation practice data as provided by Pearl Meyer & Partners and as described in the Compensation Discussion and Analysis in the section titled “Data Used to Make Compensation

Determinations”. The Compensation Committee also reviews each named executive officer’s compensation package in total to ensure that the total compensation package emphasizes performance-based compensation elements and is designed to meet the overall objectives of the executive compensation program. The Compensation Committee considers a range of factors in determining the amount of each compensation element for each executive officer. The range of factors includes Company performance, individual performance and experience, competitive compensation levels, the competitive markets, scope of responsibility and an individual’s potential for making future contributions to the Company.

The Compensation Committee approves all compensation decisions for the named executive officers, with input from Pearl Meyer & Partners. The Vice President of Human Resources also provides the Compensation Committee with information and analysis on the Company’s executive compensation programs as requested. Mr. Berthiaume provides the Compensation Committee with his assessment of the performance of the Company and the other named executive officers, and makes recommendations for the compensation of the other named executive officers. The Compensation Committee makes all final decisions with respect to the compensation of the CEO and the other named executive officers. No named executive officer makes any decision on any element of his/her own compensation.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis discusses the compensation programs for our named executive officers which for the fiscal year 2011 are Douglas A. Berthiaume, Chairman, President and Chief Executive Officer (“CEO”), Arthur G. Caputo, Executive Vice President and President, Waters Division, John A. Ornell, Vice President Finance and Administration and Chief Financial Officer, Mark T. Beaudouin, Vice President, General Counsel and Secretary and Elizabeth B. Rae, Vice President Human Resources.

Executive Summary

The following is a summary of Company performance, the impact of Company performance on compensation for our named executive officers, governance practices related to our compensation programs and the impact of results of the 2011 Say on Pay vote. Details of our compensation programs are discussed in further detail in the appropriate sections of this Compensation Discussion and Analysis:

Company Performance

•	In 2011, the Company achieved 18% non-GAAP E.P.S. growth and 17% operating income growth over 2010.

Impact of Company Performance on Compensation

•

The three elements of executive compensation are base salary, annual incentive under the Company’s Management Incentive Plan and long-term equity awards in the form of non-qualified stock options. Waters executive compensation program is both performance and market-based and our executive compensation program is structured so that a substantial portion of compensation is derived from performance-based compensation instruments.

•

The performance target under the Company’s Management Incentive Plan was set at 15% non-GAAP E.P.S. growth for 2011. The Company believes that a non-GAAP E.P.S. performance target of 15% growth represents strong financial and operational performance, and that the consistent utilization of this performance target by Waters for the previous sixteen years demonstrates that our executives are measured to aggressive performance standards.

•

The Management Incentive Plan also requires that a minimum operating income be met before any payments are made under the Management Incentive Plan relative to non-GAAP E.P.S. goals. The minimum non-GAAP operating income threshold in 2011 was 7% growth over the actual non-GAAP operating income growth in 2010.

•

The Company’s 2011 non-GAAP E.P.S. performance of 18% growth exceeded the 2011 target of 15% non-GAAP E.P.S. growth. Additionally, the non-GAAP operating income threshold of 7% growth was exceeded with actual 2011 non-GAAP operating income growth of 17%. This performance resulted in above target Management Incentive Plan payouts to named executive officers for 2011 ranging between 76% and 197% of each named executive officer’s base salary. A detailed discussion of the Management Incentive Plan can be found under the heading Annual Incentive.

•

Base salary increases for 2012, approved in December 2011, ranged between 2.5% and 3.5% for named executive officers. The salary increases were based on the range of factors outlined under the heading of Base Salary and reflect the Company’s philosophy of maintaining base salary levels at or below the competitive market median.

•

Stock options were granted to the named executive officers on December 7, 2011. Several factors are considered by the Compensation Committee in determining the size of the stock option grant for named executive officers. A full description of the factors considered in determining the 2011 stock option grants for named executive officers is discussed under the heading Long-Term Performance Based Awards. The number of stock options granted to each named executive officer on December 7, 2011 and the grant price of these awards was approximately equal to the prior year grant made on December 9, 2010. Although the Compensation Committee intended to grant stock options to Mr. Berthiaume, he declined as in prior years to be considered for an option grant.

Compensation Governance and Pay Practices

•

In March 2010, the Compensation Committee recommended and the Board of Directors adopted a Recoupment Policy for incentive awards paid to executive officers under the Management Incentive Plan. A full description of the policy is below under the heading Recoupment Policy.

•	The Company has implemented stock ownership guidelines for the named executive officers. The details of the guidelines are below under the heading Stock Ownership Guidelines.

•	The Company does not offer any perquisites for the exclusive benefit of named executive officers.

•	Annual bonus payouts under the Management Incentive Plan are performance based and the Company has not made any discretionary or guaranteed bonus payments.

•	The Company maintains an independent Compensation Committee and Compensation Committee consultant.

2011 Say on Pay Vote

•

The Compensation Committee values the opinions of our stockholders and considers the outcome of Say on Pay stockholder votes in determining the structure of executive compensation, as well as in making future compensation decisions. In 2011, Waters received strong shareholder support of our executive compensation programs with 95% of voted shares voting in favor of Waters executive compensation programs. In part, given this support, we have not made any responsive changes to our compensation philosophy or practices and continue to manage our programs in a manner consistent with prior years.

Philosophy and Objectives of Waters Executive Compensation Program

It is the philosophy of the Board’s Compensation Committee that the Waters executive compensation program be both performance and market-based, and that a significant portion of compensation should be allocated to short and long-term variable performance-based compensation instruments. The objectives of the Company’s executive compensation program are aligned with the Compensation Committee’s philosophy and are as follows:

•	To focus senior management on achieving financial and operating objectives which provide long-term stockholder value;

•	To align the interests of senior management with the Company’s stockholders; and

•	To attract and retain senior executive talent.

The compensation program is designed to motivate and reward executives for sustained high levels of achievement of the Company’s financial and operating objectives. It is the Company’s general intent to provide base salaries that are targeted below the market median for similarly situated executives in comparable firms, and to provide annual incentive target awards that are at or slightly above the market median. In aggregate, these two annual components provide a target total cash compensation opportunity that approximates the median of the market for achieving target performance goals. Over achievement of performance goals will provide opportunity of significantly greater reward on an annual basis. Actual base salaries may vary from this generally targeted position based on the performance, tenure, experience and contributions of the individual. Actual incentives will vary with the performance of the Company. Actual total cash compensation can be less than or greater than the median of the market, based on these factors. We believe that the structure of our total annual cash compensation effectively aligns executives’ interests with stockholders’ interests by placing emphasis on the achievement of annual financial and operating objectives.

For longer-term alignment, the Company uses stock options to align executive compensation opportunity with stockholder interests because options provide value to the executive only if the Company’s stock price increases over time. The value of Waters’ stock option grants is targeted to be at or above the competitive market and is intended to represent a significant portion of each executive’s total direct compensation (base salary, annual incentive plan and stock options). Additionally, stock options increase the orientation of total direct compensation toward performance-based instruments. Waters’ stock options, which vest over a five-year period and have a ten-year term, are also designed to meet the objective to retain executives. The Compensation Committee reviews competitive market data in determining the value of executive stock option grants. Consistent with this performance-oriented compensation philosophy, performance-based compensation instruments comprise a substantial portion of the total compensation (including benefits) for each of the named executive officers as outlined in the Summary Compensation Table below.

Data Used to Make Compensation Determinations

Competitive Market Assessment

Competitive market data is an important component in determining the amount of each element of compensation for each named executive officer. The Compensation Committee utilizes Pearl Meyer & Partners to provide advice on the structure of executive compensation as well as competitive data on base salary, total cash compensation and long-term incentives. In addition, the Compensation Committee reviews the total compensation package for each named executive officer from the perspective of total direct compensation, which includes base salary, annual incentive plan and the value of the long-term incentive grant.

Pearl Meyer & Partners and the Compensation Committee utilize a core Industry Peer Group of 16 publicly traded companies in the life sciences and analytical instrument industry with generally similar revenues and market capitalization as Waters.

The 2011 Industry Peer Group companies are as follows:

Agilent	Mettler-Toledo
C.R. Bard	Pall
Bio-Rad Laboratories	Perkin Elmer
Bruker	ResMed
FLIR Systems	Roper Industries
Hologic	Sigma-Aldrich
Illumina	Thermo Fisher Scientific
Life Technologies	Varian Medical

Each year, Pearl Meyer & Partners evaluates the peer group for continued appropriateness for external executive compensation comparisons based on the primary selection criteria of similarity in industry, products and services, revenue and market capitalization. The target range for both revenue and market capitalization is 50% to 200% of Waters’ revenue and market capitalization. The median revenue and market capitalization for the peer group for the four quarters ending June 30, 2011 was $2,278,000,000 and $6,903,000,000, respectively. Waters’ revenue and market capitalization for the same period were $1,760,000,000 and $8,748,000,000 respectively.

Pearl Meyer & Partners also evaluates any changes to the ownership or business model of existing peer group companies. In 2011, Beckman Coulter was eliminated due to acquisition. FLIR Systems was added to the peer group due to its similarity in size and business. Two companies in the peer group, Agilent and Thermo Fisher Scientific, have revenues above the target range; but we include them in the peer group because (1) they have similar products and services offerings as Waters, (2) they are direct competitors of Waters, (3) we compete with them for talent and (4) Thermo Fisher includes Waters in its own peer group.

Pearl Meyer & Partners and the Compensation Committee also utilize multiple survey sources to review the competitive marketplace for each named executive officer. Survey sources include the Hewitt Executive Compensation Survey and the CHiPS Executive and Senior Management Total Compensation Survey. The

Hewitt Executive Compensation Survey provides a general industry perspective based on revenue scope for each named executive officer position. The CHiPS Executive and Senior Management Total Compensation Survey provides a high technology perspective based on revenue for each named executive officer position. We use the broad survey data in combination with the peer group data in evaluating our named executive officer compensation. The Compensation Committee does not rely upon data from any individual company participating in any of these surveys in making compensation decisions. Data from the survey sources and the peer companies are combined to develop a primary market composite which is based on an average of survey data and peer company data.

Elements of Executive Compensation

There are three key elements of Waters’ executive compensation program: base salary, annual incentive plan, and long-term performance-based awards. Each element of executive compensation addresses specific objectives of the program and together they meet the overall philosophy and objectives of the Waters executive compensation program as described above. The mix of short-term cash incentives and long-term equity incentives focuses executives on achievement of annual financial and operating objectives that drive long-term stockholder value. In addition, the Compensation Committee reviews the combined total of all compensation elements, or total direct compensation, in order to appropriately position total direct compensation relative to both the marketplace and the Company’s objectives. Although the amount of each element of compensation for each named executive officer differs based on position-specific market data, the critical nature of the executive’s position to the business, the executive’s level of contribution, competitive compensation for each position, and other individual factors, the overall structure and compensation elements utilized are consistent for the CEO and all other named executive officers. The 2011 Compensation Element Results in the following table reflect the analysis completed by Pearl Meyer & Partners at the end of 2011.

Compensation Element	Objective	Executive Compensation Philosophy	2011 Result
Base Salary	To attract and retain senior executives and other key employees.	Generally targeted at or below the market median. Actual salaries may vary based on an executive’s performance, tenure, experience and contributions.	The competitive overall market position for 2011 base salaries for named executive officers was at the 40th percentile of the market.

Annual Incentive	To motivate executive officers, senior executives and other key employees to achieve annual non-GAAP E.P.S. growth and non-GAAP operating income targets established at the beginning of the fiscal year.	Targets under the
Management Incentive
Plan are generally
positioned at or slightly
above market median to
achieve a target total cash
position that
approximates the median
of the competitive market
for target performance.
Actual payouts will vary
based on Company
performance.	The 2011 targets under
the Management
Incentive Plan for named
executive officers ranged
from 50% to 125% of
base salary. The overall
Total Target Cash market
position for named
executive officers was at
the 55th percentile of the
market. Total Target
Cash is defined as the
total of annual base
salary and the target
payout at 100%
achievement.

Compensation Element	Objective	Executive Compensation Philosophy	2011 Result
Long-Term Performance Based Awards	To motivate senior executives and other key employees to contribute to the Company’s long-term growth of stockholder value and to align compensation with the growth in Waters stock price. Long-Term Performance Based Awards are also designed to retain senior executives and key employees.	Equity compensation in
the form of non-qualified
stock options is targeted
to be at or above the
competitive market and
to represent a significant
portion of the executive’s
total direct compensation.
Individual grants are
determined based on the
executive’s position,
performance, tenure,
experience and
contributions.	Non-qualified stock
option grants and Target
Total Direct
Compensation both
approximated the 60th
percentile of the market.
Target Total Direct
Compensation is defined
as the sum of Total
Target Cash plus the
value of the most recent
Long Term Incentive
Grant.

Base Salary

The base salaries for the named executive officers are reviewed annually by the Compensation Committee. Individual salaries are based upon a combination of factors including past individual performance and experience, Company performance, scope of responsibility, competitive salary levels and an individual’s potential for making contributions to future Company performance. The Compensation Committee considers all these factors in determining base salary increases and does not assign a specific weighting to any individual factor.

In addition to considering the factors listed above, the Compensation Committee also considers the competitive market position of executive officer base salary. Base salary increases are approved by the Compensation Committee at the end of the fiscal year with an effective date at the beginning of the next fiscal year, or January 1st of each year. The Pearl Meyer & Partner Competitive Assessment completed at the end of 2010 provided the competitive market position used in determining the base salary in effect in 2011. The competitive market position at the end of 2010 ranged from the 25th percentile to the 50th percentile. Following salary increases that ranged from 5% to 6%, the competitive market position for named executive officers ranged from approximately the 30th percentile to the 55th percentile of the competitive market data for each position.

Similarly, the Pearl Meyer & Partners Competitive Assessment at the end of 2011 provided the competitive market information used in approving base salary increases in December 2011 to be effective in January 2012. The overall competitive position of base salaries for named executive officers in this analysis was at the 40th percentile. Base pay increases for 2012 ranged from 2.5% of salary to 3.5% of salary.

Annual Incentive

The Management Incentive Plan is the annual incentive plan for executive officers, senior executives, and other key employees of the Company. The Compensation Committee establishes performance targets at the beginning of each fiscal year for executive officers. Executive officers then establish performance targets for the remaining participants. Achievement of 100% of the performance target is required for an incentive payout equal to 100% of the incentive plan target. The 2011 target payouts for Messrs. Berthiaume, Caputo, Ornell and Beaudouin and Ms. Rae were, as a percentage of base salary, 125%, 110%, 100%, 75% and 50%, respectively. The 2011 target payouts were increased by 15% for Messrs. Berthiaume and Ornell, by 10% for Mr. Caputo and by 5% for Mr. Beaudouin over the 2010 targets. The increase in target payouts was done in order to align the target payouts with the Executive Compensation philosophy to position the competitive target incentive plan payout at or slightly above the competitive market range for target incentive plan payouts for their respective positions. These target increases also served to align the target total cash compensation with the Executive Compensation philosophy to approximate the median of the market. The 2011 Pearl Meyer & Partners Competitive Assessment showed that the overall Total Target Cash competitive position for named executive officers was at the 55th percentile.

The threshold payouts are 25% of the target payout for each executive officer, and are payable upon achievement of a minimum non-GAAP operating income threshold performance and a minimum non-GAAP E.P.S. goal. Performance below the minimum non-GAAP operating income threshold level results in no payout. For 2011, the maximum payout under the plan is 3.3 times the target for Mr. Berthiaume and 3.18 times the target payouts for Messrs. Caputo, Ornell and Beaudouin and Ms. Rae. The maximum payout under the plan was reduced from 3.75 times the target for Mr. Berthiaume and 3.5 times the target for Messrs. Caputo, Ornell and Beaudouin and Ms. Rae in order to better align the plan design with competitive practice while still maintaining an emphasis on variable performance-based pay. While the maximum payout opportunity of 3.30 and 3.18 times the target payout remains generally higher than peer practices, the Compensation Committee believes that it is consistent with the philosophy to position total target cash at the median of the competitive market and to provide opportunity for significantly greater reward for over achievement of strong performance goals. As discussed in detail below, the Compensation Committee establishes annual performance goals which represent strong Company performance. The maximum payout amount of $5,000,000 was established to comply with the maximum payout requirements of Section 162(m) of the Internal Revenue Code.

The Compensation Committee has consistently utilized non-GAAP E.P.S. as the primary performance measure under the Management Incentive Plan for named executive officers. For the past sixteen years, the Compensation Committee has established a goal of 15% non-GAAP E.P.S. growth over the prior year. Consistent use of this measure promotes executive team alignment, focuses the executive team on operational efficiencies and profitability, provides a long-term perspective among executives and drives long-term shareholder value. The Compensation Committee also requires that a minimum non-GAAP operating income measure be achieved in addition to the non-GAAP E.P.S. growth target in order to maintain a balanced focus on operational improvements excluding the effects of benefits of finance costs, taxes and stock repurchases to non-GAAP E.P.S. These E.P.S. growth targets are based on E.P.S. reported in accordance with GAAP and may be adjusted to exclude certain charges and credits, net of tax, including but not limited to purchased intangibles amortization, acquisition, restructuring, litigation, lease termination, asset and equity investment impairments, tax audit settlements and adjustments and other items considered unusual or one-time costs. The Compensation Committee reviews and approves the annual adjusted non-GAAP E.P.S. for purposes of measuring E.P.S. growth goal achievement. The Company considers these items non-operational and not directly related to ongoing operations and therefore utilizes non-GAAP E.P.S. goals as the metric for the named executive officers in the annual Management Incentive Plan. The Compensation Committee evaluates the results of the Company’s performance against previously established targets in order to determine the individual incentive plan payouts for the named executive officers under the Management Incentive Plan.

For the 2011 fiscal year, the Compensation Committee again established a 15% non-GAAP E.P.S. growth target over 2010. The Compensation Committee also established a minimum non-GAAP operating income threshold and a minimum non-GAAP E.P.S. threshold, both of which must be met for a non-GAAP E.P.S. payout under the Management Incentive Plan. The non-GAAP operating income threshold performance requirement for 2011 was 7% growth over 2010 and the 2011 minimum non-GAAP E.P.S threshold performance requirement was 7% growth over 2010. Once the thresholds of non-GAAP operating income and non-GAAP E.P.S. performance targets were met, the Management Incentive Plan provided increasing levels of incentive plan payouts consistent with increasing levels of non-GAAP E.P.S. growth. In fiscal year 2011, the Company exceeded both the minimum non-GAAP operating income and non-GAAP E.P.S. thresholds, as well as the target non-GAAP E.P.S. target of 15%. Non-GAAP E.P.S. for 2011 was $4.81 which represents 18% growth over 2010 non-GAAP E.P.S. of $4.09. 2011 non-GAAP operating income of $547,339,000 exceeded the minimum non-GAAP operating income threshold of $500,662.630 and represents an increase of 17% over 2010 non-GAAP operating income of $467,909,000. Payouts are interpolated between the target and maximum payout opportunity based on this non-GAAP E.P.S. performance. Non-GAAP E.P.S. and non-GAAP operating income for 2011 and 2010 excluded, net of tax, as applicable, purchased intangibles amortization, tax audit settlements and adjustments, asset impairments, restructuring costs, and acquisition-related costs from its non-GAAP adjusted amounts since the Company believes that these items are not directly related to ongoing operations. The Company has exceeded the target of 15% non-GAAP E.P.S. growth in 12 of the past 16 years and has exceeded threshold performance of 7% non-GAAP E.P.S. growth in 14 of the past 16 years.

The Company has reviewed the Management Incentive Plan with Pearl Meyer & Partners. The objectives of this review were to consider the Management Incentive Plan for alignment with Waters’ compensation philosophy and emphasis on pay for performance and to review the performance measures utilized under the Management Incentive Plan to ensure these measures provide the best ongoing assessment of strategy execution and the creation of stockholder value. Results of the review indicated that the Management Incentive Plan and the use of non-GAAP earnings growth as a metric continue to meet the goals of aligning pay with performance and holding executives accountable for strong financial and operating performance targets. The review also found that consistent achievement of 15% annual non-GAAP earnings growth was a challenging metric. A review of ten years of non-GAAP earnings growth for a group of peer companies indicated that 15% non-GAAP E.P.S. growth was achieved approximately 50% of the time. This study also found that actual executive payouts under the Company’s Management Incentive Plan were aligned with both Company performance versus the peer group and total stockholder return.

For fiscal year 2012, the Compensation Committee has again established a 15% non-GAAP E.P.S. growth target and a minimum non-GAAP operating income threshold growth target of 7%.

Long-Term Performance-Based Awards

The Compensation Committee considers and grants stock options to the named executive officers and other senior executives to align the interests of these executives with those of Waters’ stockholders. We believe that stock options provide strong alignment between stockholders and these executives because the value of a stock option to an executive is directly related to the stock price appreciation delivered to stockholders over time. Conversely, poor stock price performance provides no stock option value to the executive.

The Compensation Committee reviews various long-term incentive instruments with Pearl Meyer & Partners. Based on these reviews, the Compensation Committee determined that non-qualified stock options most effectively meet Waters’ objectives for using performance oriented equity instruments for the named executive officers and other senior executives. Waters continues to emphasize performance-based long-term incentive instruments for the named executive officers and other senior executives and has chosen not to employ restricted stock units for its named executive officers and other senior executives to date.

The Compensation Committee considers non-qualified stock option grants annually at the Compensation Committee’s December meeting. Multiple factors, considered collectively, are reviewed by the Compensation Committee in determining the number of shares to award each named executive officer. These factors include dilution, share usage, stock compensation expense, the financial and operational performance of the Company and each named executive officer, the prior number of shares granted both, individually to each named executive officer and in aggregate to all named executive officers and competitive market data.

A review of share usage, dilution and stock based compensation expense is prepared annually by Pearl Meyer & Partners. In this analysis the Company’s annual share usage was at the 50th percentile when compared to the Industry Peer Group. The Company’s dilution was 6.9% and total overhang was 9.2% which represent approximately the 50th and 25th percentile of the Industry Peer Group, respectively. At the end of 2011, Pearl Meyer & Partners compared the Company’s stock-based expense as reported in the Company’s financial statements for the most recently completed fiscal year to that of the Industry Peer Group. The Company’s stock-based expense fell between the 25th and 50th percentiles of the Industry Peer Group. The aggregate annual equity compensation expense including all stock options and restricted stock granted in the most recently completed fiscal year was just below the 50th percentile of the peer group. The Compensation Committee reviews these metrics annually and in 2011 determined that the overall grant practices with respect to share usage and stock compensation expense were appropriate relative to the Industry Peer Group.

As noted above, the Committee considers the overall performance of the Company as one of the factors in determining the overall size of the equity grant to named executive officers as a group. In 2011, the Company exceeded its goal of 15% non-GAAP E.P.S. growth, achieving 18% non-GAAP E.P.S. growth over 2010. In 2010, the Company also exceeded its 15% non-GAAP E.P.S. goal, achieving 19% non-GAAP E.P.S. growth over 2009. Based on Company performance, comparable grant price levels and other factors, the Compensation Committee determined to maintain the same number of shares in the annual stock option grant to named executive officers in December, 2011 as in December, 2010.

Competitive market data for long-term performance-based awards is prepared for the Compensation Committee by Pearl Meyer & Partners. As noted above, the Committee also uses this data as one of the factors in determining the stock option grant for each named executive officer. Consistent with the Compensation Committee’s philosophy of emphasizing performance-based pay, the Compensation Committee targets stock option grants above the median of the competitive market data for each named executive officer. The Pearl Meyer & Partners 2011 Competitive Assessment indicated that the stock option awards granted in December 2010 for the named executive officers ranged between the 55th and 70th percentiles and averaged approximately the 60th percentile of the Black Scholes value competitive market data prepared by Pearl Meyer & Partners. The option grants approved in December 2011 for Messrs. Caputo, Ornell and Beaudouin and Ms. Rae were within the competitive range derived by applying 15% above and below the 75th percentile of the competitive market data for Long-Term Incentives as prepared by Pearl Meyer & Partners. The Compensation Committee believes that the stock option grants to the named executive officers were aligned with its philosophy to position long-term performance-based awards above the competitive market median and were consistent with the scope and level of contribution for each of the named executive officers. It was the intention of the Compensation Committee to grant 135,000 non-qualified stock options to Mr. Berthiaume in 2011. As in the prior seven years, Mr. Berthiaume declined to be considered for an option grant in 2011. The Compensation Committee expects to consider Mr. Berthiaume for future stock option grants

The Compensation Committee also believes that it is important to provide meaningful reward and recognition opportunities to the named executive officers irrespective of the potential gains they may realize from prior long-term performance based awards. Non-qualified stock options for Messrs. Caputo, Ornell and Beaudouin and Ms. Rae were granted under the Waters Corporation 2003 Equity Incentive Plan based on the closing price of the Waters’ common stock on the grant date, December 7, 2011. All option grants will vest 20% per year for five years, and have a ten-year term. The five-year vesting schedule supports both the long-term focus of this element of compensation and Waters’ objective to retain senior executives.

Perquisites and Benefits

The Company does not offer any perquisites for the exclusive benefit of executive officers.

The named executive officers are eligible to participate in compensation and benefit plans that are generally offered to other employees, such as the Waters Employee Investment Plan (the “401(k) Plan”), the Employee Stock Purchase Plan and health and insurance plans. They are also eligible to participate in the Waters 401(k) Restoration Plan (the “401(k) Restoration Plan”) that is available to all employees who meet certain minimum earnings eligibility criteria. The Waters 401(k) Restoration Plan and the Waters Retirement Restoration Plan are designed to restore the benefits, matching contributions and compensation deferral that are limited by Internal Revenue Service benefit and compensation maximums. These plans are described more fully in the narrative that accompanies the Pension Benefits table and the Non-Qualified Deferred Compensation table in this Proxy Statement.

Change of Control/Severance Agreements

Messrs. Berthiaume, Caputo, Ornell and Beaudouin and Ms. Rae are each party to an Executive Change of Control/Severance Agreement, which is described in detail in the “Payments Upon Termination or Change of Control” section of this Proxy Statement.

The Company provides Change of Control/Severance Agreements for named executive officers if they are terminated or leave for good reason prior to or following a change of control to ensure continuity of executive management in the event of a change in control of the Company, and to provide transition income for executives so that executives can evaluate a potential change in control in the best interests of the Company and stockholders. In addition, under the terms and conditions of the named executive officers’ stock option agreements issued under the 1996 Long Term Performance Incentive Plan and the 2003 Equity Incentive Plan, in the event of a change of control, all of the named executive officers’ outstanding and unvested stock options will fully accelerate and become fully exercisable. The terms of these agreements are more fully described in the “Payments upon Termination or Change of Control” section herein. In fiscal 2010, the Compensation Committee asked Pearl Meyer & Partners, its compensation consultant, to review our severance and change of control arrangements and Pearl Meyer & Partners determined that those arrangements were consistent with prevalent market practice.

Stock Ownership Guidelines

The importance of ownership in Waters’ stock by its named executive officers is emphasized through ownership guidelines that require the CEO to acquire and retain common stock equal to five times his base salary over a three-year period. The other named executive officers are required to acquire and retain common stock equal to two times their base salary over a five-year period. If a named executive officer does not achieve his or her ownership guideline within the applicable three or five-year period, a disposition guideline will be applied. The disposition guideline requires that, upon subsequent exercise of a stock option, 50% of the named executive officer’s net after tax profit from such exercise be retained in shares of Waters common stock until the stock ownership guideline is achieved. A named executive officer who achieves the ownership guideline and subsequently falls out of compliance will have 12 months to again achieve compliance before the disposition guideline on stock option exercises is applied. Vested “in-the-money” stock options count toward determining compliance for the purpose of accumulating shares to comply with the stock ownership guidelines. The ownership guidelines have been met by all named executive officers.

Recoupment Policy

In March 2010, the Compensation Committee recommended and the Board adopted a Recoupment Policy for incentive awards paid to executive officers under the Company’s Management Incentive Plan. Under this policy, if an executive officer engaged in misconduct that resulted in a restatement of financial results, the Compensation Committee, if it is determined appropriate and subject to applicable laws, could seek reimbursement of the portion of Management Incentive Plan awards impacted by the event. The Company will review and as necessary amend the Recoupment Policy to be in full compliance with the Dodd-Frank Act when rules are adopted with respect to the Dodd-Frank Act’s recoupment parameters.

Stock Option Grant Practices

It has been the consistent practice of the Compensation Committee to grant stock options to senior executives annually at the Compensation Committee’s December meeting. Grant prices are established based on the closing price of the common stock on the date of grant.

Tax and Accounting Implications

Waters considers all of the tax and accounting aspects of the compensation instruments utilized by the Company in determining the most efficient method to use in delivering executive compensation. This includes, but is not limited to, Section 162(m) of the Internal Revenue Code. Section 162(m) generally limits the tax deduction available to public companies for annual compensation paid to the chief executive officer and next three highest paid officers (exclusive of the chief financial officer) in excess of $1 million unless the compensation qualifies as performance-based. The Compensation Committee intends for payments under the Management Incentive Plan and equity grants under the 2003 Equity Incentive Plan to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. It is the Company’s intent to qualify plans for full deductibility to the extent that it is consistent with the Company’s overall compensation objectives.

EXECUTIVE COMPENSATION TABLES

The table below summarizes the total compensation paid to or earned by our Chief Executive Officer, Chief Financial Officer and the three other most highly paid executive officers for the fiscal years ended December 31, 2011, 2010 and 2009.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Douglas A. Berthiaume Chairman, President and Chief Executive Officer	2011	$794,903	—	—	$0	$1,562,840	$150,965	$138,022	$2,646,730
	2010	$757,050	—	—	$0	$1,483,269	$155,091	$46,755	$2,442,165
	2009	$735,000	—	—	$0	$0	$141,761	$133,632	$1,010,393
Arthur G. Caputo Executive Vice President and President, Waters Division	2011	$491,310	—	—	$3,289,000	$821,893	$102,106	$16,032	$4,720,341
	2010	$463,500	—	—	$2,651,000	$792,652	$92,655	$16,032	$4,015,839
	2009	$450,000	—	—	$2,065,000	$0	$78,501	$16,032	$2,609,533
John A. Ornell Vice President Finance and Administration and Chief Financial Officer	2011	$400,680	—	—	$1,794,000	$609,347	$69,562	$35,359	$2,908,948
	2010	$378,000	—	—	$1,446,000	$549,470	$51,812	$15,723	$2,441,005
	2009	$360,000	—	—	$1,032,500	$0	$39,001	$54,379	$1,485,880
Mark T. Beaudouin Vice President, General Counsel and Secretary	2011	$389,340	—	—	$1,495,000	$444,076	$21,784	$32,245	$2,382,445
	2010	$370,800	—	—	$1,205,000	$443,885	$17,683	$23,272	$2,060,640
	2009	$360,000	—	—	$826,000	$0	$13,786	$54,379	$1,254,165
Elizabeth B. Rae Vice President, Human Resources	2011	$237,038	—	—	$1,196,000	$180,242	$23,493	$26,406	$1,663,179
	2010	$225,750	—	—	$964,000	$193,033	$16,026	$14,080	$1,412,889
	2009	$215,000	—	—	$619,500	$0	$12,227	$26,063	$872,790

(a)	Mr. Berthiaume is also a director of the Company, however he receives no additional compensation for his services as a director.

(c)	Reflects the base salary earned by the executive officer during 2011, 2010 and 2009 respectively.

(f)	FASB ASC Topic 718 (formerly known as SFAS 123(R)), is the accounting standard used in determining the aggregate grant date fair value of the option awarded. The FASB ASC Topic 718 aggregate grant date fair value of the option awarded was determined using the Black Scholes option pricing model without regard to estimated forfeitures. The assumptions used to calculate this amount are disclosed in the Waters Annual Reports for the fiscal years ended December 31, 2011, 2010 and 2009. The closing price of the common stock on the grant dates December 7, 2011, December 9, 2010 and December 9, 2009 were $79.15, $79.05 and $59.44, respectively. The Compensation Committee considered Mr. Berthiaume for an option grant, however he declined to be considered for a grant in 2011, 2010 and 2009.

(g)	Reflects the incentive earned for 2011, 2010 and 2009 respectively, under the Company’s Management Incentive Plan. No incentive was earned for 2009.

(h)	Reflects the change in the annual aggregate estimated present value of accrued retirement benefits from both the frozen Waters Retirement Plan and the frozen Waters Retirement Restoration Plan for 2011, 2010 and 2009. There were no above market or preferential earnings on any non-qualified plan balances.

(i)	Reflects the matching contribution for the benefit of the named executive under the non-qualified Waters 401(k) Restoration Plan, the qualified 401(k) Plan, and for the dollar value of group term life insurance premiums paid by the Company on behalf of each named executive officer during 2011, 2010 and 2009.

Named Executive Officer	Matching Contributions 401(k) Restoration Plan and 401(k) Plan			Company Paid Group Term Life Insurance Premiums
	2011	2010	2009	2011	2010	2009
Douglas A. Berthiaume	$136,690	$45,423	$132,300	$1,332	$1,332	$1,332
Arthur G. Caputo	$14,700	$14,700	$14,700	$1,332	$1,332	$1,332
John A. Ornell	$34,117	$14,700	$53,100	$1,242	$1,023	$1,279
Mark T. Beaudouin	$31,125	$22,249	$53,100	$1,120	$1,023	$1,279
Elizabeth B. Rae	$25,804	$13,545	$25,395	$602	$535	$668

(j)	Reflects the total of compensation elements reported in columns (a) through (i) for 2011, 2010 and 2009.

The table below sets forth the range of potential payouts under the Management Incentive Plan and specifies the grant of stock option awards to the named executive officers in the last fiscal year.

Grants of Plan-Based Awards
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
		Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)	(j)	(k)	(l)
Douglas A. Berthiaume		$248,407	$993,629	$3,278,975
Arthur G. Caputo	12/7/2011				110,000	$79.15	$3,289,000
		$135,110	$540,441	$1,719,683
John A. Ornell	12/7/2011				60,000	$79.15	$1,794,000
		$100,170	$400,680	$1,274,964
Mark T. Beaudouin	12/7/2011				50,000	$79.15	$1,495,000
		$73,001	$292,005	$929,160
Elizabeth B. Rae	12/7/2011				40,000	$79.15	$1,196,000
		$29,630	$118,519	$377,127

(c),	(d), (e) Reflects the range of payout under the Company’s Management Incentive Plan from threshold performance to maximum performance for 2011. Performance below the threshold would result in no payout under the Management Incentive Plan. Pursuant to Section 162(m), the Management Incentive Plan has a $5,000,000 maximum payout.

(j)	Reflects the number of non-qualified stock options granted by the Compensation Committee on December 7, 2011. These options will vest 20% per year for five years. It was the intention of the Compensation Committee to grant a stock option award equal to 135,000 shares to Mr. Berthiaume in 2011; however, Mr. Berthiaume declined to be considered for an option grant in 2011

(k)	Reflects the closing price of the common stock on the grant date of December 7, 2011.

(l)	FASB ASC Topic 718 is the accounting standard used in determining the aggregate grant fair value of the option awarded. The aggregate grant date fair value of the option was determined using the Black Scholes option pricing model without regard to estimated forfeitures.

Narrative Disclosure to the Summary Compensation Table and the Grants of Plan Based Awards Table

The non-equity incentive plan award payments, column (g) of the Summary Compensation Table, were earned under the Company’s Management Incentive Plan during fiscal 2011, 2010 and 2009. Incentive payments, if any, were based on exceeding the threshold requirements for operating income and the above target achieve-

ment of the fiscal year non-GAAP E.P.S. goals. The estimated future payouts under the non-equity incentive plan awards in columns (c), (d) and (e) of the Grants of Plan-Based Awards Table represent the threshold, target and maximum payouts, respectively, for fiscal year 2011 under the Company’s Management Incentive Plan.

The non-qualified stock option awards listed in column (j) of the Grants of Plan-Based Awards Table were granted pursuant to the Waters Corporation 2003 Equity Incentive Plan. These stock option awards were granted at a meeting of the Compensation Committee held on December 7, 2011. The exercise price of $79.15 is equal to the closing market price of the common stock on December 7, 2011. All stock option grants to the named executive officers vest 20% per year for five years and have a ten-year term. There have been no re-pricings or modifications of stock option awards for the named executive officers.

There were no discretionary or guaranteed bonus payments to the named executive officers in fiscal 2011, 2010 or 2009.

Messrs. Berthiaume, Caputo, Ornell and Beaudouin and Ms. Rae do not have employment agreements with the Company. However, each is a party to an Executive Change of Control/Severance Agreement with the Company as discussed below in the “Payments Upon Termination or Change of Control” section of this Proxy Statement.

The table below sets forth the outstanding option awards classified as exercisable and unexercisable for each of the named executive officers as of December 31, 2011. There are no stock awards outstanding for named executive officers as of December 31, 2011.

Oustanding Equity Awards at Fiscal Year-End 2011

	Option Awards
Name	Number of Sercurities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)	(d)	(e)	(f)
Douglas A. Berthiaume	150,000	0	—	$47.12	12/8/2014
	150,000	0	—	$32.12	12/11/2013
Arthur G. Caputo	0	110,000	—	$79.15	12/7/2021
	22,000	88,000	—	$79.05	12/9/2020
	40,000	60,000	—	$59.44	12/9/2019
	60,000	40,000	—	$41.20	12/10/2018
	68,000	17,000	—	$77.94	12/11/2017
	100,000	0	—	$49.31	12/13/2016
	100,000	0	—	$38.99	12/2/2015
	125,000	0	—	$47.12	12/8/2014
	100,000	0	—	$32.12	12/11/2013
	60,000	0	—	$21.39	12/30/2012
John A. Ornell	0	60,000	—	$79.15	12/7/2021
	12,000	48,000	—	$79.05	12/9/2020
	20,000	30,000	—	$59.44	12/9/2019
	24,000	16,000	—	$41.20	12/10/2018
	27,200	6,800	—	$77.94	12/11/2017
	40,000	0	—	$49.31	12/13/2016
Mark T. Beaudouin	0	50,000	—	$79.15	12/7/2021
	10,000	40,000	—	$79.05	12/9/2020
	16,000	24,000	—	$59.44	12/9/2019
	24,000	16,000	—	$41.20	12/10/2018
	27,200	6,800	—	$77.94	12/11/2017
	40,000	0	—	$49.31	12/13/2016
Elizabeth B. Rae	0	40,000	—	$79.15	12/7/2021
	8,000	32,000	—	$79.05	12/9/2020
	12,000	18,000	—	$59.44	12/9/2019
	6,000	12,000	—	$41.20	12/10/2018
	20,000	5,000	—	$77.94	12/11/2017
	6,000	0	—	$49.31	12/13/2016

(b), (c) Although it was the intention of the Compensation Committee to grant a stock option award to Mr. Berthiaume in 2005, 2006, 2007, 2008, 2009, 2010 and 2011, Mr. Berthiaume declined to be considered for an option grant in each of these years. The expiration date for all grants is ten years from the date of grant. The vesting schedule for all stock option grants is 20% per year for the first five years after grant. Grants with expiration dates of December 13, 2016 or earlier are 100% vested as of December 13, 2011. Vesting dates for annual grants with expiration dates after December 13, 2016 are December 11, December 10, December 9, December 9 and December 7, respectively. On the annual anniversary of each of these dates, an additional 20% of the total number of shares granted will vest until 100% of the original grant is vested on the fifth anniversary of the grant date.

The table below sets forth certain information regarding stock option awards exercised by the named executive officers during the last fiscal year.

Option Exercises and Stock Vested Fiscal Year 2011
	Option Awards
Name	Number of Securities Acquired on Exercise (#)	Value Realized Upon Exercise ($)
(a)	(b)	(c)
Douglas A. Berthiaume Chairman	150,000	$6,491,827
Arthur G. Caputo	0	0
John A. Ornell	180,000	11,235,586
Mark T. Beaudouin	70,000	3,744,791
Elizabeth B. Rae	57,000	2,955,300

(a)	All options exercised by Mr. Berthiaume had expiration dates of December 12, 2011.

The table below sets forth certain information regarding payments or other benefits at, following or in connection with retirement of the named executive officers.

Pension Benefits Fiscal Year 2011
Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Douglas A. Berthiaume	Waters Corporation Retirement Plan	31.12	$353,465	—
	Waters Corporation Retirement Restoration Plan	31.12	$1,855,713	—
Arthur G. Caputo	Waters Corporation Retirement Plan	34.19	$380,714	—
	Waters Corporation Retirement Restoration Plan	34.19	$749,010	—
John A. Ornell	Waters Corporation Retirement Plan	21.54	$261,822	—
	Waters Corporation Retirement Restoration Plan	21.54	$222,452	—
Mark T. Beaudouin	Waters Corporation Retirement Plan	8.75	$65,100	—
	Waters Corporation Retirement Restoration Plan	8.75	$115,174	—
Elizabeth B. Rae	Waters Corporation Retirement Plan	15.96	$127,831	—
	Waters Corporation Retirement Restoration Plan	15.96	$20,682	—

The present value of the accumulated benefit is calculated in accordance with Financial Accounting Standard Board Accounting Standard Codification Topic 715 Compensation — Retirement Benefits. Please refer to the footnotes in the Waters 2011 Annual Report for the fiscal year ended December 31, 2011 for the Company’s policy and assumptions made in the valuation of this accumulated benefit.

The Waters Retirement Plan (“Retirement Plan”) is a U.S. defined benefit cash balance plan for eligible U.S. employees. The Waters Retirement Restoration Plan (“Retirement Restoration Plan”) is a U.S. unfunded, non-qualified plan which restores the benefits under the Waters Retirement Plan that are limited by Internal Revenue Service benefit and compensation maximums. As a cash balance plan, each participant’s benefit is determined based on annual pay credits and interest credits which are made to each participant’s notional account. Effective December 31, 2007, future pay credits to the Retirement Plan and Retirement Restoration Plan on behalf of senior executives were discontinued and no further pay credits will be made on or after January 1, 2008. Interest credits will continue to apply. Interest credits are based on the one-year constant maturity Treasury Bill rate on the first business day in November of the preceding plan year plus 0.5%, subject to a 5.0% minimum and a 10.0% maximum rate.

A participant is not vested in the Retirement Plan and Retirement Restoration Plan until completion of five years of service at which time the employee becomes 100% vested. The normal retirement age under the plans is age 65. Messrs. Berthiaume and Caputo are currently eligible for early retirement under the Retirement Plan and Retirement Restoration Plan. Under these plans, early retirement is defined as attainment of age 62 with at least 10 years of service. However, former participants of the Millipore Retirement Plan (a former parent company of Waters) are eligible for early retirement upon attainment of age 55 with at least 10 years of service. Messrs. Berthiaume and Caputo are former Millipore Retirement Plan participants and are eligible for retirement.

The valuation method and material assumptions used in calculating the benefit reported in column (d) are disclosed in the Waters 2011 Annual Report for the fiscal year ended December 31, 2011.

The table below summarizes the deferred compensation in the last fiscal year for the named executive officers.

Non-Qualified Deferred Compensation
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
Douglas A. Berthiaume	$136,690	$121,990	-$239,218	—	$5,106,427
Arthur G. Caputo	$0	$0	$22,206	—	$862,468
John A. Ornell	$24,041	$19,418	-$22,841	—	$856,187
Mark T. Beaudouin	$44,389	$16,425	-$9,948	—	$703,410
Elizabeth B. Rae	$25,804	$11,104	-$4,686	—	$152,636

(b)	Amounts in this column are also reported as salary (column(c)) or non-equity incentive compensation (column (g)) in the Summary Compensation Table.

(c)	Amounts in this column represent Company contributions to the 401(k) Restoration Plan. These amounts are also reported under All Other Compensation (column (i)) in the Summary Compensation Table.

(d)	Amounts reported in this column reflect participant directed earnings in investment vehicles consistent with the qualified 401(k) Plan with the exception of Waters common stock, the self-directed Brokeragelink Option and the Fidelity Managed Income Portfolio. These amounts are not included in the Summary Compensation Table because the earnings are not “above-market” or preferential.

(f)	The aggregate fiscal year-end balance reported for the 401(k) Restoration Plan includes the following amounts that were previously reported in the Summary Compensation Table as compensation for 2011, 2010, 2009, 2008, 2007 and 2006 for Messrs. Berthiaume, Caputo, Ornell and Beaudouin and Ms. Rae: $1,096,819, $108,030, $286,749, $497,424 and $137,895, respectively.

All non-qualified deferred compensation contributions made by the named executive officer, or by the Company on behalf of the named executive officer, are made pursuant to the 401(k) Restoration Plan. The purpose of the 401(k) Restoration Plan is to allow certain management and highly compensated employees to defer wages to a non-qualified retirement plan in addition to the amount permitted to be deferred under the 401(k) Plan ($16,500 in 2011 or $22,000 if age 50 or older). The 401(k) Restoration Plan is also intended to permit participants to receive the additional matching contributions that they would have been eligible to receive under the 401(k) Plan if the Internal Revenue Service limit on compensation for such plans, $245,000 in 2011, did not apply.

Payments Upon Termination or Change of Control

Messrs. Berthiaume, Caputo, Ornell and Beaudouin and Ms. Rae do not have employment agreements with the Company. However, each is party to an Executive Change of Control/Severance Agreement dated February 24, 2004 and amended February 27, 2008. Under the terms of their agreements, as amended, if any such executive’s employment is terminated without cause during the period beginning 9 months prior to, and ending 18 months following, a “change of control” of the Company (as defined in the agreement), or such executive terminates his or her employment “for good reason” (as defined in the agreement) during the 18 month period following a change of control of the Company, such officer would be entitled to receive the following in a lump sum payment:

•	Two times annual base salary;

•	Two times the greater of the annual accrued incentive plan payment in the year of termination or the target incentive plan payout; and

•

Twenty-four months of continued insurance benefit coverage (life, accident, health and dental) substantially similar to the coverage he or she had been receiving prior to any such termination, or the premium equivalent.

For purposes of these agreements, “change of control” generally refers to the closing, merger, consolidation, liquidation or reorganization of the Company after which the Company does not represent more than 50% of the resulting entity; the acquisition of more than 50% of the voting stock of the Company; or the sale of substantially all of the Company’s assets. Within the meaning of these agreements, “good reason termination” generally refers to a material reduction or change by the Company to a named executive officer’s responsibilities, base compensation or place of business following a “change of control”. A material breach by the Company of an agreement between the named executive officer and the Company will also trigger a “good reason termination”. The named executive officer is responsible for providing notice to the Company of a “good reason termination” and the Company will have 30 days after the notice to remedy the cause of the “good reason termination”.

The agreements further provide that the benefits will be supplemented by an additional payment to “gross up” the executive for any excise tax under the “golden parachute” excise tax provisions of §§280G and 4999 of the Internal Revenue Code to ensure that after the payments for change in control, the executive is in the same economic position as if the payment were not subject to an excise tax. This additional payment would be equal to the sum of the excise tax on any “parachute payment” and the additional tax attributable to the receipt of the gross-up payment.

In addition, under the terms and conditions of the named executive officers’ stock option agreements issued under the 1996 Long Term Performance Incentive Plan and the 2003 Equity Incentive Plan, in the event of a change in control, all of their outstanding and unvested stock options will fully accelerate and become fully exercisable.

If the employment of the named executive officers had been terminated without cause or any officer resigned for good reason on December 31, 2011 and within 18 months of a change in control, they would have received the following cash severance and incremental benefits (given retroactive effect to the changes made) based on the price per share as of December 31, 2011

Potential Payments Upon Termination Following a Change of Control

Name	Cash Severance		Other Benefits			Total Value of Change- in-Control Related Benefits
	Base Salary (2X Current Base Salary)	Incentive Plan (2X Target)	Benefits Continuation	In-the- Money Value of Accelerated Stock Options	Excise Tax Gross-Up
Douglas A. Berthiaume	$1,589,806	$1,987,258	$34,929	—	—	$3,611,993
Arthur G. Caputo	$982,620	$1,080,882	$24,901	2,190,600	—	$4,279,003
John A. Ornell	$801,360	$801,360	$35,442	963,900	—	$2,602,062
Mark T. Beaudouin	$778,680	$584,010	$34,419	876,240	—	$2,273,349
Elizabeth B. Rae	$474,076	$237,038	$33,923	657,180	—	$1,402,196

The cash severance was calculated assuming the base salary and annual incentive plan target under the Management Incentive Plan for 2011, in effect on December 31, 2011 The benefit continuation payment is based on premium costs as of December 31, 2011.

DIRECTOR COMPENSATION

The table below summarizes the director compensation for the Company’s non-employee directors in the last fiscal year.

Director Compensation Fiscal Year 2011
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)
(a)	(b)	(c)	(d)	(h)
Joshua Bekenstein	$62,000	$117,150	$101,000	$280,150
Michael J. Berendt, Ph.D.	$68,000	$117,150	$101,000	$286,150
Edward Conard	$68,000	$117,150	$101,000	$286,150
Laurie H. Glimcher	$59,000	$117,150	$101,000	$277,150
Christopher A. Kuebler	$62,000	$117,150	$101,000	$280,150
William J. Miller	$78,500	$117,150	$101,000	$296,650
JoAnn A. Reed	$68,000	$117,150	$101,000	$286,150
Thomas P. Salice	$105,500	$117,150	$101,000	$323,650

(c)	Messrs. Bekenstein, Berendt, Conard, Kuebler, Miller and Salice, and Mss. Glimcher and Reed were each granted 1,500 restricted stock awards on January 3, 2011, with a grant date fair value of $78.10 and a vesting date of January 30, 2014. The closing price of the common stock was $78.10 on January 3, 2011. On December 31, 2011, all Directors held 4,000 shares of unvested restricted stock.

(d)	Messrs. Bekenstein, Berendt, Conard, Kuebler, Miller and Salice, and Mss. Glimcher and Reed were each granted 4,000 non-qualified stock options on January 3, 2011, with a grant date fair value of $25.25 and a vesting schedule of 20% per year for five years. The closing price of the common stock on January 3, 2011 was $78.10 per share. The outstanding non-qualified stock options for Messrs. Bekenstein, Berendt, Conard, Kuebler, Miller and Salice, and Mss. Glimcher and Reed on December 31, 2011, were 35,000, 35,000, 35,000, 23,000, 35,000, 31,000, 19,900 and 23,000 options, respectively. FASB ASC Topic 718 is the accounting standard used in determining the aggregate grant fair value of the option awarded. The aggregate grant date for fair value of the option awarded was determined using the Black Scholes option pricing model without regard to estimated forfeitures. The assumptions used to calculate this amount are disclosed in the Waters 2011 Annual Report for the fiscal year ended December 31, 2011 Footnote 10 Stock Based Compensation in the Company’s 2011 Form 10K.

Board compensation in 2011 included a retainer of $50,000 for the year, paid quarterly, and $1,500 for each Board and committee meeting attended. The lead director received an additional annual retainer of $15,000 resulting in a total annual retainer of $65,000. The annual retainer for the Audit Committee chairman was $15,000. The chairmen of both the Nominating and Corporate Governance and Compensation Committees each received a $7,500 annual retainer. As is our consistent practice, equity compensation was granted on the first business day of the fiscal year. The exercise price of the stock option grant was equal to the closing price on the grant date.

All Directors are also reimbursed for expenses incurred in connection with their attendance at meetings. Directors who are full-time employees of the Company receive no additional compensation or benefits for service on the Board or its committees.

The Compensation Committee utilizes an external consultant, Pearl Meyer & Partners, to provide advice on the structure of Director compensation. Pearl Meyer & Partners and the Compensation Committee utilize sources of data consistent with the executive compensation assessment which include the Industry Peer Group of 16 publicly traded companies described above in the Compensation Discussion and Analysis. Based on the Pearl Meyer & Partners competitive assessment, the annual Board member retainer was increased from $50,000 to $55,000. The lead director will continue to receive an additional annual retainer of $15,000 resulting in a total annual retainer of $70,000. Retainers for Committee chairmen and all meeting fees remain unchanged. Consistent with prior practice, equity grants of 1,500 shares of restricted stock and 4,000 non-qualified stock options were made on the first business day of the year, January 3, 2012. The exercise price of the stock option grant was equal to $75.94 per share, the closing price on January 3, 2012.

The Company also sponsors the 1996 Non-Employee Director Deferred Compensation Plan, which provides non-employee members of the Board with the opportunity to defer 100% of retainer, meeting and committee fees. Fees may be deferred in cash or invested in Waters common stock units. If a Director elects to defer his or her fees in Waters common stock units, the amount deferred is converted into common stock units by dividing the amount of fees payable by the average stock price of the Company’s common stock for the fiscal quarter. Fees deferred in cash are credited with an interest rate equal to the lesser of the Prime Rate plus 50 basis points or the maximum rate of interest that may be used without being treated as an “above market” interest rate under the SEC guidelines. Messrs. Bekenstein and Conard elected to defer fees into Waters common stock units in 2011.

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Waters specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K of the Exchange Act. Based on these discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Mr. William J. Miller, Chair	Mr. Joshua Bekenstein	Mr. Christopher A. Kuebler	Mr. Thomas P. Salice

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth certain information regarding beneficial ownership of common stock as of March 15, 2012 by each person or entity known to the Company who owns beneficially five percent or more of the common stock, by each named executive officer and Director nominee and all executive officers and Director nominees as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Outstanding Common Stock(1)
5% Stockholders
Massachusetts Financial Services Company(2)	7,395,174	8.33%
Wellington Management Company, LLP(3)	5,762,348	6.49%
BlackRock, Inc.(4)	5,470,834	6.16%
The Vanguard Group, Inc.(5)	5,023,429	5.66%
FMR LLC(6)	4,701,811	5.29%
Executive Officers and Directors
Mark T. Beaudouin(7)(8)	122,971	*
Douglas A. Berthiaume(7)(9)	3,028,890	3.40%
Arthur G. Caputo(7)	790,734	*
John Ornell(7)(10)	140,857	*
Elizabeth Rae(7)(11)	57,660	*
Joshua Bekenstein(7)(12)	61,800	*
Dr. Michael J. Berendt(7)	45,300	*
Edward Conard(7)(12)	57,800	*
Dr. Laurie H. Glimcher(7)	18,700	*
Christopher A. Kuebler(7)	23,800	*
William J. Miller(7)(12)	42,300	*
JoAnn A. Reed(7)	23,800	*
Thomas P. Salice(7)(12)(13)	84,700	*
All Directors and Executive Officers as a group (13 persons)	4,499,3128	4.99%

*	Represents less than 1% of the total number of the issued and outstanding shares of common stock.

(1)	Figures are based upon 88,809,863 of common stock outstanding as of March 15, 2012. The figures assume exercise by only the stockholder or group named in each row of all options for the purchase of common stock held by such stockholder or group which are exercisable within 60 days of March 15, 2012.

(2)	Amounts shown reflect the aggregate number of shares of common stock beneficially owned by Massachusetts Financial Services Company (“MFSC”) based on information set forth in Schedule 13G/A filed with the SEC on January 27, 2012. The Schedule 13G/A indicates that MFSC was the beneficial owner with sole dispositive power as to 7,395,174 shares, with sole voting power as to 5,762,793 shares and shared voting power as to none of the shares. The address of MFSC is 500 Boylston Street, Boston, MA 02116.

(3)	Amounts shown reflect the aggregate number of shares of common stock beneficially owned by Wellington Management Company, LLP based on information set forth in Schedule 13G/A filed with the SEC on February 14, 2012. The Schedule 13G/A indicates that Wellington Management Company, LLP was the beneficial owner with shared dispositive power as to 5,737,903 shares, shared voting power as to 4,072,152 shares and sole voting and sole dispositive power as to none of the shares. The address of Wellington Management Company, LLP is 280 Congress Street, Boston, MA 02210.

(4)	Amounts shown reflect the aggregate number of shares of common stock beneficially owned by BlackRock, Inc. based on information set forth in Schedule 13G/A filed with the SEC on February 13, 2012. The

Schedule 13G/A indicates that BlackRock, Inc. was the beneficial owner with sole dispositive power and sole voting power as to all of the shares. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(5)	Amounts shown reflect the aggregate number of shares of common stock beneficially owned by The Vanguard Group, Inc. based on information set forth in Schedule 13G/A filed with the SEC on February 10, 2012. The Schedule 13G/A indicates that the Vanguard Group, Inc. was the beneficial owner with sole dispositive power as to 4,895,573 shares, shared dispositive power as to the 127,856 shares, sole voting power as to 127,856 shares and shared voting power as to none of the shares. The address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, PA 19355.

(6)	Amounts shown reflect the aggregate number of shares of common stock beneficially owned by FMR LLC based on information set forth in Schedule 13G filed with the SEC on February 14, 2012. The Schedule 13G indicates that the FMR LLC was the beneficial owner with sole dispositive power as to 4,701,811 shares and sole voting power as to 65,025 shares and shared voting power as to none of the shares. The address of FMR LLC is 82 Devonshire Street, Boston, MA 02109.

(7)	Includes share amounts which the named individuals have the right to acquire through the exercise of options which are exercisable within 60 days of March 15, 2012 as follows: Mr. Beaudouin 117,200, Mr. Berthiaume 300,000, Mr. Caputo 615,000, Mr. Ornell 123,200, Ms. Rae 52,000, Mr. Bekenstein 27,300, Dr. Berendt 27,300, Mr. Conard 27,300, Dr. Glimcher 12,200, Mr. Kuebler 15,300, Mr. Miller 27,300, Ms. Reed 15,300 and Mr. Salice 23,300.

(8)	Includes 4,814 shares held in Mr. Beaudouin’s ESPP and 401(k) accounts.

(9)	Includes 69,000 shares held by Mr. Berthiaume’s wife, 352,207 shares held by a family limited partnership, 34,651 shares held in Mr. Berthiaume’s 401(k) Plan and 25,252 shares held in a family trust. Mr. Berthiaume disclaims beneficial ownership for the shares held by his wife, the shares held in a family trust and the shares held by a family limited partnership.

(10)	Includes 11,647 shares held in Mr. Ornell’s ESPP and 401(k) accounts and 3,000 shares held by his daughters for which Mr. Ornell disclaims beneficial ownership.

(11)	Includes 4,771 shares held in Ms. Rae’s ESPP and 401(k) accounts.

(12)	Excludes deferred compensation in the form of phantom stock, receipt of which may be, at the election of the Director, on a specified date at least six months in the future or upon his or her cessation of service as a Director of the Company.

(13)	Includes 3,000 shares held in Mr. Salice’s Individual Retirement Account, 8,728 shares held in an annuity trust and, 5,950 shares held by a charitable trust and over which Mr. Salice shares voting and investment power with his spouse as trustees.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Federal securities laws require the Company’s Directors, executive officers, and persons who own more than 10% of the common stock to file with the SEC, the New York Stock Exchange and the Secretary of the Company initial reports of beneficial ownership and reports of changes in beneficial ownership of the common stock.

To the Company’s knowledge, based solely on review of the copies of such reports and written representations furnished to the Company that no other reports were required, none of the Company’s executive officers, Directors and greater-than-ten-percent beneficial owners failed to file any such report on a timely basis during the fiscal year ended December 31, 2011.

STOCKHOLDER PROPOSALS

Proposals of stockholders to be presented at the 2013 Annual Meeting of Stockholders anticipated to be scheduled on or about May 8, 2013, must be received by the Secretary of the Company at 34 Maple Street, Milford, Massachusetts 01757 in the following manner. Proposals that are submitted pursuant to Rule 14a-8 under the Exchange Act, and are to be considered for inclusion in the Company’s Proxy Statement and form of Proxy relating to that meeting, must be received by November 30, 2012. All other proposals must be received during the 60 to 90 day period preceding that meeting.

STOCKHOLDERS SHARING AN ADDRESS

Only one copy of our Annual Report, Proxy Statement or Notice is being delivered to multiple security holders sharing an address, unless we have received instructions to the contrary from one or more of the stockholders.

We will undertake to deliver promptly upon written or oral request a separate copy our Annual Report, the Proxy Statement or Notice to any stockholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of our Annual Report, Proxy Statement or Notice, or if two stockholders sharing an address have received two copies of any of these documents and desire to only receive one in the future, you may write to the Director of Investor Relations at our principal executive offices at 34 Maple Street, Milford, Massachusetts 01757 or call the Vice President of Investor Relations of Waters at (508) 482-2349.

Appendix A

WATERS CORPORATION

2012 EQUITY INCENTIVE PLAN

WATERS CORPORATION

2012 EQUITY INCENTIVE PLAN

1.	Purpose

This Plan is intended to encourage ownership of Stock by employees, consultants and directors of the Company and its Affiliates and to provide additional incentive for them to promote the success of the Company’s business through the grant of Awards of or pertaining to shares of the Company’s Stock. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code, but not all Awards are required to be Incentive Options.

2.	Definitions

As used in the Plan, the following terms shall have the respective meanings set out below, unless the context clearly requires otherwise:

2.1. Accelerate, Accelerated, and Acceleration, means: (a) when used with respect to an Option or Stock Appreciation Right, that as of the time of reference the Option or Stock Appreciation Right will become exercisable with respect to some or all of the shares of Stock for which it was not then otherwise exercisable by its terms; (b) when used with respect to Restricted Stock or Restricted Stock Units, that the Risk of Forfeiture otherwise applicable to the Stock or Units shall expire with respect to some or all of the shares of Restricted Stock or Units then still otherwise subject to the Risk of Forfeiture; and (c) when used with respect to Performance Units, that the applicable Performance Goals or other business objectives shall be deemed to have been met as to some or all of the Units.

2.2. Affiliate means any corporation, partnership, limited liability company, business trust, or other entity controlling, controlled by or under common control with the Company.

2.3. Award means any grant or sale pursuant to the Plan of Options, Stock Appreciation Rights, Performance Units, Restricted Stock, Restricted Stock Units, or Stock Grants.

2.4. Award Agreement means an agreement between the Company and the recipient of an Award, or other notice of grant of an Award, setting forth the terms and conditions of the Award.

2.5. Board means the Company’s Board of Directors.

2.6. Change of Control means the occurrence of any of the following after the date of the approval of the Plan by the Board:

(a) a Transaction (as defined in Section 8.4), unless securities possessing more than 50% of the total combined voting power of the survivor’s or acquiror’s outstanding securities (or the securities of any parent thereof) are held by a person or persons who held securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities immediately prior to that transaction, or

(b) any person or group of persons (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended and in effect from time to time) directly or indirectly acquires, including but not limited to by means of a merger or consolidation, beneficial ownership (determined pursuant to Securities and Exchange Commission Rule 13d-3 promulgated under the said Exchange Act) of securities possessing more than 20% of the total combined voting power of the Company’s outstanding securities unless pursuant to a tender or exchange offer made directly to the Company’s stockholders that the Board recommends such stockholders accept, other than (i) the Company or any of its Affiliates, (ii) an employee benefit plan of the Company or any of its Affiliates, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, or (iv) an underwriter temporarily holding securities pursuant to an offering of such securities, or

(c) over a period of thirty-six (36) consecutive months or less there is a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals who either (i) have been Board members continuously since the beginning of that period, or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in the preceding clause (i) who were still in office at the time that election or nomination was approved by the Board.

2.7. Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.

2.8. Committee means the Compensation Committee of the Board, which in general is responsible for the administration of the Plan, as provided in Section 5 of this Plan. For any period during which no such committee is in existence “Committee” shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board.

2.9. Company means Waters Corporation, a corporation organized under the laws of the State of Delaware.

2.10. Grant Date means the date as of which an Option is granted, as determined under Section 7.1(a).

2.11. Incentive Option means an Option which by its terms is to be treated as an “incentive stock option” within the meaning of Section 422 of the Code.

2.12. Market Value means the value of a share of Stock on a particular date determined by such methods or procedures as may be established by the Committee. Unless otherwise determined by the Committee, the Market Value of Stock as of any date is the closing price for the Stock as reported on the New York Stock Exchange (or on any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported.

2.13. Nonstatutory Option means any Option that is not an Incentive Option.

2.14. Option means an option to purchase shares of Stock.

2.15. Optionee means an eligible individual to whom an Option shall have been granted under the Plan.

2.16. Participant means any holder of an outstanding Award under the Plan.

2.17. Performance Criteria and Performance Goals have the meanings given such terms in Section 7.7(f).

2.18. Performance Period means the one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more Performance Goals or other business objectives will be measured for purposes of determining a Participant’s right to, and the payment of, a Performance Unit.

2.19. Performance Unit means a right granted to a Participant under Section 7.5, to receive cash, Stock or other Awards, the payment of which is contingent on achieving Performance Goals or other business objectives established by the Committee.

2.20. Plan means this 2012 Equity Incentive Plan of the Company, as amended from time to time, and including any attachments or addenda hereto.

2.21. Qualified Performance-Based Awards means Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

2.22. Restricted Stock means a grant or sale of shares of Stock to a Participant subject to a Risk of Forfeiture.

2.23. Restricted Stock Units means rights to receive shares of Stock at the close of a Restriction Period, subject to a Risk of Forfeiture.

2.24. Restriction Period means the period of time, established by the Committee in connection with an Award of Restricted Stock or Restricted Stock Units, during which the shares of Restricted Stock or Restricted Stock Units are subject to a Risk of Forfeiture described in the applicable Award Agreement.

2.25. Risk of Forfeiture means a limitation on the right of the Participant to retain Restricted Stock or Restricted Stock Units, including a right of the Company to reacquire shares of Restricted Stock at less than its then Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.

2.26. Stock means common stock, par value $0.01 per share, of the Company, and such other securities as may be substituted for Stock pursuant to Section 8.

2.27. Stock Appreciation Right means a right to receive any excess in the Market Value of shares of Stock (except as otherwise provided in Section 7.2(c)) over a specified exercise price.

2.28. Stock Grant means the grant of shares of Stock not subject to restrictions or other forfeiture conditions.

2.29. Ten Percent Owner means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code). Whether a person is a Ten Percent Owner shall be determined with respect to an Option based on the facts existing immediately prior to the Grant Date of the Option.

3.	Term of the Plan

Unless the Plan shall have been earlier terminated by the Board, Awards may be granted under this Plan at any time in the period commencing on the date of approval of the Plan by the Board and ending immediately prior to the tenth anniversary of such approval. Awards granted pursuant to the Plan within that period shall not expire solely by reason of the termination of the Plan. Awards of Incentive Options granted prior to stockholder approval of the Plan are hereby expressly conditioned upon such approval.

4.	Stock Subject to the Plan

Subject to adjustment as provided in Section 8, the number of shares of Stock that may be issued pursuant to or subject to outstanding Awards granted under the Plan, may not exceed five million (5,000,000) shares of Stock plus the number of shares which were available for grant, as of the date of approval of the Plan by the Company’s stockholders, under the Company’s 2003 Equity Incentive Plan. Notwithstanding the foregoing limitation, the number of shares of Stock that may be issued pursuant to or subject to outstanding Awards of Incentive Options shall not exceed five million (5,000,000) shares of Stock. For purposes of determining the aggregate number of shares of Stock reserved for issuance under this Plan, any fractional share shall be rounded to the next highest full share. Shares of Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held by the Company in its treasury.

For purposes of applying the limitations in the immediately preceding paragraph, the following shall not reduce the number of shares of Stock available for issuance under the Plan:

(1) Shares of Stock reserved for issuance upon exercise or settlement, as applicable, of Awards granted under the Plan, to the extent the Awards expire or are cancelled or surrendered;

(2) Restricted Stock granted under the Plan, to the extent such Restricted Stock is forfeited or is otherwise surrendered to the Company before the Restriction Period expires; and

(3) Awards, to the extent payment is actually made in cash.

In addition, the following shares shall not become available for issuance under the Plan:

(1) Shares of Stock tendered by Participants as full or partial payment to the Company upon exercise of Options granted under the Plan;

(2) Shares of Stock reserved for issuance upon grant of Stock Appreciation Rights, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the Stock Appreciation Rights; and

(3) Shares of Stock withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations upon the lapse of a Risk of Forfeiture on Restricted Stock or Restricted Stock Units or the exercise of Options or Stock Appreciation Rights granted under the Plan or upon any other payment or issuance of Stock under the Plan.

If, and to the extent, that an award made under the Plan expires, terminates or is cancelled or forfeited for any reason without having been exercised in full, the Stock associated with the expired, terminated, cancelled or forfeited portion of the Award shall again become available for issuance hereunder. Shares of Stock with respect to which an Option or Stock Appreciation Right has been exercised or Restricted Stock or Restricted Stock Unit Awards have vested, and shares of Stock which have been issued in connection with Performance Units shall not again be available for grant hereunder. If Options or Stock Appreciation Rights terminate for any reason without being wholly exercised, if Restricted Stock or Restricted Stock Units are forfeited prior to vesting or if shares of Stock are not issued under Performance Units, the number of shares of Stock underlying such Award shall not count towards the maximum aggregate number of shares of Stock that may be issued under the Plan. When Stock Appreciation Rights are settled in Stock, the shares of Stock subject to such Award of Stock Appreciation Rights shall be counted against the shares of Stock available for issuance as one (1) share for every share subject thereto, regardless of the number of shares of Stock used to settle the Stock Appreciation Rights upon exercise.

The aggregate number of shares of Stock reserved under this Section 4 shall be depleted by the maximum number of shares of Stock, if any, that may be issued under an Award as determined at the time of grant; provided, that the aggregate number of shares of Stock reserved under this Section 4 shall be depleted by two (2) shares of Stock for each share of Stock delivered in payment or settlement of a full-value Award, and by one (1) share of Stock for each share of Stock delivered in payment or settlement of an Award that is not a full-value Award. For this purpose, a full-value Award includes any Award other than an Option or Stock Appreciation Right (e.g., Stock Grants, Restricted Stock, Restricted Stock Units, Performance Units and any other similar Award payable in shares of Stock under which the value of the Award is measured as the full value of a share of Stock, rather than the increase in the value of a share of Stock).

5.	Administration

The Plan shall be administered by the Committee; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned to the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder; and provided further, however, that the Committee may delegate to an executive officer or officers the authority to grant Awards hereunder to employees who are not officers, and to consultants, in accordance with such guidelines as the Committee shall set forth at any time or from time to time. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan including the employee, consultant or director to receive the Award and the form of

Award. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, consultants, and directors, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations made in good faith on matters referred to in the Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant hereto.

6.	Authorization of Grants

6.1. Eligibility. The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any employee of or consultant to one or more of the Company and its Affiliates or to any non-employee member of the Board or of any board of directors (or similar governing authority) of any Affiliate. However, only employees of the Company, and of any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code, shall be eligible for the grant of an Incentive Option. Further, in no event shall the number of shares of Stock covered by Options or other Awards granted to any one person in any one calendar year exceed two million (2,000,000) shares of Stock (subject to adjustment pursuant to Section 8 of the Plan, except that any such adjustment shall not apply for the purpose of Awards to covered employees within the meaning of Section 162(m) of the Code intended to be or otherwise qualifying as Qualified Performance-Based Awards).

6.2. General Terms of Awards. Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to that type of Award set out in the following Section), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe. No prospective Participant shall have any rights with respect to an Award, unless and until such Participant shall have complied with the applicable terms and conditions of such Award (including if applicable delivering a fully executed copy of any agreement evidencing an Award to the Company).

6.3. Effect of Termination of Employment, Etc. Unless the Committee shall provide otherwise with respect to any Award (including, but not limited to, in a Participant’s Award Agreement), if the Participant’s employment or other association with the Company and its Affiliates ends for any reason, including because of an Affiliate ceasing to be an Affiliate, (a) any outstanding Option or Stock Appreciation Right of the Participant shall cease to be exercisable in any respect not later than thirty (30) days following that event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event, and (b) any other outstanding Award of the Participant shall be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the applicable Award Agreement. Cessation of the performance of services in one capacity, for example, as an employee, shall not result in termination of an Award while the Participant continues to perform services in another capacity, for example as a director. Military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association, provided that it does not exceed the longer of ninety (90) days or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or by contract. To the extent consistent with applicable law, the Committee may provide that Awards continue to vest for some or all of the period of any such leave, or that their vesting shall be tolled during any such leave and only recommence upon the Participant’s return from leave, if ever.

6.4. Non-Transferability of Awards. Except as otherwise provided in this Section 6.4, Awards shall not be transferable, and no Award or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All of a Participant’s rights in any

Award may be exercised during the life of the Participant only by the Participant or the Participant’s legal representative. However, the Committee may, at or after the grant of an Award of a Nonstatutory Option, or shares of Restricted Stock, provide that such Award may be transferred by the recipient to a family member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer shall be valid unless first approved by the Committee, acting in its sole discretion. For this purpose, “family member” means any child, stepchild, grandchild, parent, grandparent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which the foregoing persons have more than fifty (50) percent of the beneficial interests, a foundation in which the foregoing persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty (50) percent of the voting interests.

7.	Specific Terms of Awards

7.1. Options.

(a) Date of Grant. The granting of an Option shall take place at the time specified in the Award Agreement.

(b) Exercise Price. The price at which shares of Stock may be acquired under each Option shall be not less than 100% of the Market Value of Stock on the Grant Date or, for an Incentive Option, not less than 110% of the Market Value of Stock on the Grant Date if the Optionee is a Ten Percent Owner.

(c) Option Period. No Option may be exercised on or after the tenth anniversary of the Grant Date or, for an Incentive Option, on or after the fifth anniversary of the Grant Date if the Optionee is a Ten Percent Owner.

(d) Exercisability. An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may Accelerate such Option in whole or in part at any time; provided, however, that in the case of an Incentive Option, any such Acceleration of the Option would not cause the Option to fail to comply with the provisions of Section 422 of the Code or the Optionee consents to the Acceleration.

(e) Method of Exercise. An Option may be exercised by the Optionee giving written notice, in the manner provided in Section 17, specifying the number of shares of Stock with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash or check payable to the order of the Company in an amount equal to the exercise price of the shares of Stock to be purchased or, subject in each instance to the Committee’s approval, acting in its sole discretion, and to such conditions, if any, as the Committee may deem necessary to avoid adverse accounting effects to the Company,

(i) by delivery to the Company of shares of Stock having a Market Value equal to the exercise price of the shares to be purchased, or

(ii) by surrender of the Option as to all or part of the shares of Stock for which the Option is then exercisable in exchange for shares of Stock having an aggregate Market Value equal to the difference between (1) the aggregate Market Value of the surrendered portion of the Option, and (2) the aggregate exercise price under the Option for the surrendered portion of the Option.

If the Stock is traded on an established market, payment of any exercise price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Stock subject to an Option in a brokered transaction (other than to the Company). Receipt by the Company of such notice and payment in any authorized or combination of authorized means shall constitute the exercise of the Option. Within thirty (30) days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent a certificate or certificates or shall cause the Stock to be held in book-entry position through the Company’s transfer agent’s direct registration system for the number of shares then being purchased. Such shares of Stock shall be fully paid and nonassessable.

(f) Limit on Incentive Option Characterization. An Incentive Option shall be considered to be an Incentive Option only to the extent that the number of shares of Stock for which the Option first becomes exercisable in a calendar year do not have an aggregate Market Value (as of the date of the grant of the Option) in excess of the “current limit”. The current limit for any Optionee for any calendar year shall be $100,000 minus the aggregate Market Value at the date of grant of the number of shares of Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Optionee under the Plan, and under each other incentive stock option previously granted to the Optionee under any other incentive stock option plan of the Company and its Affiliates, after December 31, 1986. Any shares of Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonstatutory Option, otherwise identical in its terms to those of the Incentive Option.

(g) Notification of Disposition. Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of the shares of Stock issued upon such exercise prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.

7.2. Stock Appreciation Rights.

(a) Tandem or Stand-Alone. Stock Appreciation Rights may be granted in tandem with an Option (at or, in the case of a Nonstatutory Option, after, the award of the Option), or alone and unrelated to an Option. Stock Appreciation Rights in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem Stock Appreciation Rights are exercised.

(b) Exercise Price. Stock Appreciation Rights shall have an exercise price of not less than 100% of the Market Value of the Stock on the date of award, or in the case of Stock Appreciation Rights in tandem with Options, the exercise price of the related Option.

(c) Other Terms. No Stock Appreciation Right may be exercised on or after the tenth anniversary of the Grant Date. Except as the Committee may deem inappropriate or inapplicable in the circumstances, Stock Appreciation Rights shall be subject to terms and conditions substantially similar to those applicable to a Nonstatutory Option. In addition, a Stock Appreciation Right related to an Option which can only be exercised during limited periods following a Change of Control may entitle the Participant to receive an amount based upon the highest price paid or offered for Stock in any transaction relating to the Change of Control or paid during the thirty (30) day period immediately preceding the occurrence of the Change of Control in any transaction reported in the stock market in which the Stock is normally traded.

7.3. Restricted Stock.

(a) Purchase Price. Shares of Restricted Stock shall be issued under the Plan for such consideration, if any, in cash, other property or services, or any combination thereof, as is determined by the Committee.

(b) Issuance of Stock. Each Participant receiving a Restricted Stock Award, subject to subsection (c) below, shall be issued a stock certificate in respect of such shares of Restricted Stock, or the Stock will be held in book-entry position through the Company’s transfer agent’s direct registration system. If a certificate is issued, such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:

The shares evidenced by this certificate are subject to the terms and conditions of the Waters Corporation 2012 Equity Incentive Plan and an Award Agreement entered into by the registered owner and Waters Corporation, copies of which will be furnished by the Company to the holder of the shares evidenced by this certificate upon written request and without charge.

If the Stock is in book-entry position through the Company’s transfer-agent’s direct registration system, the restrictions will be appropriately noted.

(c) Escrow of Shares. The Committee may require that the stock certificates evidencing shares of Restricted Stock, if issued, be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.

(d) Restrictions and Restriction Period. During the Restriction Period applicable to shares of Restricted Stock, if issued, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. No Award of Restricted Stock shall have a Restriction Period of less than three (3) years except: (i) as may be recommended by the Committee and approved by the Board or (ii) with respect to any Award of Restricted Stock which provides solely for a performance-based Risk of Forfeiture, so long as such Award has a Restriction Period of at least one (1) year. Notwithstanding the foregoing, the Committee may recommend, subject to Board approval, the issuance of a Restricted Stock Award having a Restriction Period of less than one (1) year (in the case of an Award of Restricted Stock which provides solely for a performance-based Risk of Forfeiture) or three (3) years (with respect to all other Awards of Restricted Stock), up to a maximum of 5% of the shares reserved for issuance pursuant to the Plan (which 5% limit shall be applied on an aggregate basis to Restricted Stock Awards and Restricted Stock Units granted under Section 7.4 below). Any Risk of Forfeiture applicable to an Award of Restricted Stock may be waived or terminated, or the Restriction Period shortened, by the Committee in connection with such extraordinary circumstances as it deems appropriate.

(e) Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award. Except as otherwise provided in the Plan or the applicable Award Agreement, at all times prior to lapse of any Risk of Forfeiture applicable to, or forfeiture of, an Award of Restricted Stock, the Participant shall have all of the rights of a stockholder of the Company, including the right to vote, and the right to receive any dividends with respect to, the shares of Restricted Stock (but any dividends or other distributions payable in shares of Stock or other securities of the Company shall constitute additional Restricted Stock, subject to the same Risk of Forfeiture as the shares of Restricted Stock in respect of which such shares of Stock or other securities are paid). The Committee, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares of Stock are available under Section 4.

(f) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the shares shall be issued to the Participant promptly if not theretofore so issued.

7.4. Restricted Stock Units.

(a) Character. Each Restricted Stock Unit shall entitle the recipient to one or more shares of Stock at a close of such Restriction Period as the Committee may establish and subject to a Risk of Forfeiture arising on the basis of such conditions relating to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. No Award of Restricted Stock Units shall have a Restriction Period of less than three (3) years except: (i) as may be recommended by the Committee and approved by the Board or (ii) with respect to any Award of Restricted Stock Units which provides solely for a performance-based Risk of Forfeiture, so long as such Award has a Restriction Period of at least one (1) year. Notwithstanding the foregoing, the Committee may recommend, subject to Board approval, the issuance of a Restricted Stock Unit Award having a Restriction Period of less than one (1) year (in the case of an Award of Restricted Stock Units which provides solely for a performance-based Risk of Forfeiture) or three (3) years (with respect to all other Awards of Restricted Stock Units), up to a maximum of 5% of the shares reserved for issuance pursuant to the Plan (which 5% limit shall be applied on an aggregate basis to Restricted Stock Units and Restricted Stock Awards granted under Section 7.3 above). Any Risk of Forfeiture applicable to an Award of Restricted Stock Units may be waived or terminated, or the Restriction Period shortened, by the Committee in connection with such extraordinary circumstances as it deems appropriate.

(b) Form and Timing of Payment. Payment of earned Restricted Stock Units shall be made in a single lump sum following the close of the applicable Restriction Period. At the discretion of the Committee, Participants may be entitled to receive payments equivalent to any dividends declared with respect to Stock referenced in grants of Restricted Stock Units but only following the close of the applicable Restriction Period and then only if the underlying Stock shall have been earned. Unless the Committee shall provide otherwise, any such dividend equivalents shall be paid, if at all, without interest or other earnings.

7.5. Performance Units.

(a) Character. Each Performance Unit shall entitle the recipient to the value of a specified number of shares of Stock, over the initial value for such number of shares, if any, established by the Committee at the time of grant, at the close of a specified Performance Period to the extent specified business objectives, including but not limited to Performance Goals, shall have been achieved.

(b) Earning of Performance Units. The Committee shall set Performance Goals or other business objectives in its discretion which, depending on the extent to which they are met within the applicable Performance Period, will determine the number and value of Performance Units that will be paid out to the Participant. After the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive payout on the number and value of Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals or other business objectives have been achieved.

(c) Form and Timing of Payment. Payment of earned Performance Units shall be made in a single lump sum following the close of the applicable Performance Period. At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Stock which have been earned in connection with grants of Performance Units which have been earned, but not yet distributed to Participants. The Committee may permit or, if it so provides at grant require, a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Stock that would otherwise be due to such Participant by virtue of the satisfaction of any requirements or goals with respect to Performance Units. If any such deferral election is required or permitted, the Committee shall establish rules and procedures for such payment deferrals.

7.6. Stock Grants. Stock Grants shall be awarded solely in recognition of significant prior or expected contributions to the success of the Company or its Affiliates, as an inducement to employment, in lieu of compensation otherwise already due and in such other limited circumstances as the Committee deems appropriate. Stock Grants shall be made without forfeiture conditions of any kind.

7.7. Qualified Performance-Based Awards.

(a) Purpose. The purpose of this Section 7.7 is to provide the Committee the ability to qualify Awards as “performance-based compensation” under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant an Award as a Qualified Performance-Based Award, the provisions of this Section 7.7 will control over any contrary provision contained in the Plan. In the course of granting any Award, the Committee may specifically designate the Award as intended to qualify as a Qualified Performance-Based Award. However, no Award shall be considered to have failed to qualify as a Qualified Performance-Based Award solely because the Award is not expressly designated as a Qualified Performance-Based Award, if the Award otherwise satisfies the provisions of this Section 7.7 and the requirements of Section 162(m) of the Code applicable to “performance-based compensation.”

(b) Authority. All grants of Awards intended to qualify as Qualified Performance-Based Awards and the determination of the terms applicable thereto shall be made by the Committee. If not all of the members thereof qualify as “outside directors” within the meaning of Section 162(m) of the Code, however, all grants of Awards intended to qualify as Qualified Performance-Based Awards and the determination of the terms applicable thereto shall be made by a subcommittee of the Committee consisting of such of the members of the Committee as do so qualify. Any reference in this Section 7.7 to the Committee shall mean any such subcommittee if required under the preceding sentence, and any action by such a subcommittee shall be considered the action of the Committee for purposes of the Plan.

(c) Discretion of Committee with Respect to Qualified Performance-Based Awards. Any form of Award permitted under the Plan, other than a Stock Grant, may be granted as a Qualified Performance-Based Award. Options may be granted as Qualified Performance-Based Awards in accordance with Section 7.1 and may become exercisable based on continued service, on satisfaction of Performance Goals, or on a combination thereof. Each other Award intended to qualify as a Qualified Performance-Based Award, such as Restricted Stock, Restricted Stock Units, or Performance Units, shall be subject to satisfaction of one or more Performance Goals except as otherwise provided in this Section 7.7. The Committee will have full discretion to select the length of any applicable Restriction Period or Performance Period, the kind and/or level of the applicable Performance Goal, and whether the Performance Goal is to apply to the Company, a subsidiary of the Company or any division or business unit or to the individual. Any Performance Goal or Goals applicable to Qualified Performance-Based Awards shall be objective, shall be established not later than ninety (90) days after the beginning of any applicable Performance Period (or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code) and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the outcome of the Performance Goal or Goals be substantially uncertain (as defined for purposes of Section 162(m) of the Code) at the time established.

(d) Payment of Qualified Performance-Based Awards. A Participant will be eligible to receive payment under a Qualified Performance-Based Award which is subject to achievement of a Performance Goal or Goals only if the applicable Performance Goal or Goals are achieved within the applicable Performance Period, as determined by the Committee, provided, that a Qualified Performance-Based Award may be deemed earned as a result of death, becoming disabled, or in connection with a Change of Control if otherwise provided in the Plan or the applicable Award Agreement even if the Award would not constitute “performance-based compensation” under Section 162(m) of the Code following the occurrence of such an event. In determining the actual size of an individual Qualified Performance-Based Award, the Committee may reduce or eliminate the amount of the Qualified Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

(e) Limitation on Adjustments for Certain Events. No adjustment of any Qualified Performance-Based Award pursuant to Section 8 shall be made except on such basis, if any, as will not cause such Award to provide other than “performance-based compensation” within the meaning of Section 162(m) of the Code.

(f) Definitions. For purposes of the Plan

(i) Performance Criteria means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria used to establish Performance Goals are limited to: (i) cash flow (before or after dividends), (ii) earnings per share (including, without limitation, earnings before interest, taxes, depreciation and amortization), (iii) stock price, (iv) return on equity, (v) stockholder return or total stockholder return, (vi) return on capital (including, without limitation, return on total capital or return on invested capital), (vii) return on investment, (viii) return on assets or net assets, (ix) market capitalization, (x) economic value added, (xi) debt leverage (debt to capital), (xii) revenue, (xiii) sales or net sales, (xiv) backlog, (xv) income, pre-tax income or net income, (xvi) operating income or pre-tax profit, (xvii) operating profit, net operating profit or economic profit, (xviii) gross margin, operating margin or profit margin, (xix) return on operating revenue or return on operating assets, (xx) cash from operations, (xxi) operating ratio, (xxii) operating revenue, (xxiii) market share improvement, (xxiv) general and administrative expenses and (xxv) customer service.

(ii) Performance Goals means, for a Performance Period, the written goal or goals established by the Committee for the Performance Period based upon one or more of the Performance Criteria. The Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, subsidiary, or an individual, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in any combination, and measured either quarterly, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee. The Committee will objectively define the manner of calculating the Performance Goal or Goals it selects to use for such Performance Period for such Participant, including whether or to what extent there shall not be taken into account any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary, unusual, non-recurring or non-comparable items (A) as described in Accounting Standard Codification Section 225-20, (B) as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report to stockholders for the applicable year, or (C) publicly announced by the Company in a press release or conference call relating to the Company’s results of operations or financial condition for a completed quarterly or annual fiscal period.

7.8. Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, procedures and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be as comparable as practicable to the value of such an Award to a Participant who is resident or primarily employed in the United States. The Committee may establish supplements or sub-plans to, or amendments, restatements, or alternative versions of the Plan for the purpose of granting and administrating any such modified Award. No such modification, supplement, sub-plan, amendment, restatement or alternative version may increase the share limit of Section 4.

8.	Adjustment Provisions

8.1. Adjustment for Corporate Actions. All of the share numbers set forth in the Plan reflect the capital structure of the Company as of February 15, 2012. If subsequent to that date the outstanding shares of Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to shares of Stock, as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar distribution with respect to such shares of Stock, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of shares provided in Section 4, (ii) the numbers and kinds of shares or other securities subject to the then outstanding Awards, (iii) the exercise price for each share or other unit of any other securities subject to then outstanding Options and Stock Appreciation Rights (without change in the aggregate purchase price as to which such Options or Rights remain exercisable), and (iv) the repurchase price of each share of Restricted Stock then subject to a Risk of Forfeiture in the form of a Company repurchase right.

8.2. Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In the event of any corporate action not specifically covered by the preceding Section, including but not limited to an extraordinary cash distribution on Stock, a corporate separation or other reorganization or liquidation, the Committee may make such adjustment of outstanding Awards and their terms, if any, as it, in its sole discretion, may deem equitable and appropriate in the circumstances. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in this Section) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

8.3. Related Matters. Any adjustment in Awards made pursuant to Section 8.1 or 8.2 shall be determined and made, if at all, by the Committee, acting in its sole discretion, and shall include any correlative modification of terms, including of Option exercise prices, rates of vesting or exercisability, Risks of Forfeiture, applicable repurchase prices for Restricted Stock, and Performance Goals and other business objectives which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 8. The Committee, in its discretion, may determine that no fraction of a share of Stock shall be purchasable or deliverable upon exercise, and in that event if any adjustment hereunder of the number of shares of Stock covered by an Award would cause such number to include a fraction of a share of Stock, such number of shares of Stock shall be adjusted to the nearest smaller whole number of shares. No adjustment of an Option exercise price per share pursuant to Sections 8.1 or 8.2 shall result in an exercise price which is less than the par value of the Stock.

8.4. Transactions.

(a) Definition of Transaction. In this Section 8.4, “Transaction” means (1) any merger or consolidation of the Company with or into another entity as a result of which the Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (2) any sale or exchange of all of the Stock of the Company for cash, securities or other property, (3) any sale, transfer, or other disposition of all or substantially all of the Company’s assets to one or more other persons in a single transaction or series of related transactions or (4) any liquidation or dissolution of the Company.

(b) Treatment of Options and Stock Appreciation Rights. In a Transaction, the Committee may take any one or more of the following actions as to all or any (or any portion of) outstanding Options and Stock Appreciation Rights (collectively, “Rights”):

(1) Provide that such Rights shall be assumed, or substantially equivalent rights shall be provided in substitution therefore, by the acquiring or succeeding entity (or an affiliate thereof).

(2) Upon written notice to the holders, provide that the holders’ unexercised Rights will terminate immediately prior to the consummation of such Transaction unless exercised within a specified period following the date of such notice.

(3) Provide that outstanding Rights shall become exercisable in whole or in part prior to or upon the Transaction.

(4) Provide for cash payments, net of applicable tax withholdings, to be made to holders equal to the excess, if any, of (A) the acquisition price times the number of shares of Stock subject to an Option

(to the extent the exercise price does not exceed the acquisition price) over (B) the aggregate exercise price for all such shares of Stock subject to the Option, in exchange for the termination of such Option; provided, that if the acquisition price does not exceed the exercise price of any such Option, the Committee may cancel that Option without the payment of any consideration therefore prior to or upon the Transaction. For this purpose, “acquisition price” means the amount of cash, and market value of any other consideration, received in payment for a share of Stock surrendered in a Transaction but need not take into account any deferred consideration unless and until received.

(5) Provide that, in connection with a liquidation or dissolution of the Company, Rights shall convert into the right to receive liquidation proceeds net of the exercise price thereof and any applicable tax withholdings; or

(6) Any combination of the foregoing.

For purposes of paragraph (1) above, a Right shall be considered assumed, or a substantially equivalent right shall be considered to have been provided in substitution therefore, if following consummation of the Transaction the Right confers the right to purchase or receive the value of, for each share of Stock subject to the Right immediately prior to the consummation of the Transaction, the consideration (whether cash, securities or other property) received as a result of the Transaction by holders of Stock for each share of Stock held immediately prior to the consummation of the Transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if the consideration received as a result of the Transaction is not solely common stock (or its equivalent) of the acquiring or succeeding entity (or an affiliate thereof), the Committee may provide for the consideration to be received upon the exercise of Right to consist of or be based on solely common stock (or its equivalent) of the acquiring or succeeding entity (or an affiliate thereof) equivalent in value to the per share consideration received by holders of outstanding shares of Stock as a result of the Transaction.

(c) Treatment of Other Awards. As to outstanding Awards other than Options or Stock Appreciation Rights, upon the occurrence of a Transaction other than a liquidation or dissolution of the Company which is not part of another form of Transaction, the repurchase and other rights of the Company under each such Award shall inure to the benefit of the Company’s successor and shall, unless the Committee determines otherwise, apply to the cash, securities or other property which the Stock was converted into or exchanged for pursuant to such Transaction in the same manner and to the same extent as they applied to the Award. Upon the occurrence of a Transaction involving a liquidation or dissolution of the Company which is not part of another form of Transaction, except to the extent specifically provided to the contrary in the instrument evidencing any Award or any other agreement between a Participant and the Company, all Risks of Forfeiture and Performance Goals or other business objectives, where otherwise applicable to any such Awards, shall automatically be deemed terminated or satisfied, as applicable.

(d) Related Matters. In taking any of the actions permitted under this Section 8.4, the Committee shall not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically. Any determinations required to carry out the foregoing provisions of this Section 8.4, including but not limited to the market value of other consideration received by holders of Stock in a Transaction and whether substantially equivalent Rights have been substituted, shall be made by the Committee acting in its sole discretion. In connection with any action or actions taken by the Committee in respect of Awards and in connection with a Transaction, the Committee may require such acknowledgements of satisfaction and releases from Participants as it may determine.

9.	Change of Control

Except as otherwise provided below, upon the occurrence of a Change of Control:

(a) any and all Options and Stock Appreciation Rights not already exercisable in full shall Accelerate with respect to 100% of the shares for which such Options or Stock Appreciation Rights are not then exercisable;

(b) any Risk of Forfeiture applicable to Restricted Stock and Restricted Stock Units which is not based on achievement of Performance Goals or other business objectives shall lapse with respect to 100% of the Restricted Stock and Restricted Stock Units still subject to such Risk of Forfeiture immediately prior to the Change of Control; and

(c) all outstanding Awards of Restricted Stock and Restricted Stock Units conditioned on the achievement of Performance Goals or other business objectives and the target payout opportunities attainable under outstanding Performance Units shall be deemed to have been satisfied as of the effective date of the Change of Control as to a pro rata number of shares based on the assumed achievement of all relevant Performance Goals or other business objectives and the length of time within the Restriction Period or Performance Period which has elapsed prior to the Change of Control. All such Awards of Performance Units and Restricted Stock Units shall be paid to the extent earned to Participants in accordance with their terms within thirty (30) days following the effective date of the Change of Control.

None of the foregoing shall apply, however, (i) in the case of any Award pursuant to an Award Agreement requiring other or additional terms upon a Change of Control (or similar event), or (ii) if specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges. Nor shall the foregoing apply in the case of a Qualified Performance-Based Award except to the extent the foregoing would not interfere with the qualification of the Award under 162(m) of the Code at any time prior to a Change of Control (so that, for example, if a Change of Control occurs but does not constitute a change of control within the meaning of Section 162(m) of the Code, there shall be no Acceleration of any Qualified Performance-Based Award pursuant to this Section 9, but if the Change of Control does constitute a change of control within the meaning of Section 162(m) of the Code, then the Award shall Accelerate to the extent provided above regardless of whether it thereafter ceases to qualify as a Qualified Performance-Based Award).

10.	Settlement of Awards

10.1. In General. Options and Restricted Stock shall be settled in accordance with their terms. All other Awards may be settled in cash, Stock, or other Awards, or a combination thereof, as determined by the Committee at or after grant and subject to any contrary Award Agreement. The Committee may not require settlement of any Award in Stock pursuant to the immediately preceding sentence to the extent issuance of such Stock would be prohibited or unreasonably delayed by reason of any other provision of the Plan.

10.2. Violation of Law. Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

(a) the shares of Stock are at the time of the issue of such shares effectively registered under the Securities Act of 1933, as amended; or

(b) the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares does not require registration under the Securities Act of 1933, as amended or any applicable State securities laws.

Furthermore, the inability or impracticability of the Company to obtain or maintain authority from any governmental agency having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance of any Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue such Stock as to which such requisite authority shall not have been obtained, and shall constitute circumstances in which the Committee may determine to amend or cancel Awards pertaining to such Stock, with or without consideration to the affected Participants.

10.3. Corporate Restrictions on Rights in Stock. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the charter, certificate or articles, and By-Laws, of the Company.

10.4. Investment Representations. The Company shall be under no obligation to issue any shares of Stock covered by any Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act of 1933, as amended, or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations of any jurisdiction in which Participants may reside or primarily work,, including but not limited to that the Participant is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.

10.5. Registration. If the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended, or other applicable statutes any shares of Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such shares of Stock for exemption from the Securities Act of 1933, as amended or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each recipient of an Award, or each holder of shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose and may require reasonable indemnity to the Company and its officers and directors from that holder against all losses, claims, damage and liabilities arising from use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In addition, the Company may require of any such person that he or she agree that, without the prior written consent of the Company or the managing underwriter in any public offering of shares of Stock, he or she will not sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Stock during the 180 day period commencing on the effective date of the registration statement relating to the underwritten public offering of securities. Without limiting the generality of the foregoing provisions of this Section 10.5, if in connection with any underwritten public offering of securities of the Company the managing underwriter of such offering requires that the Company’s directors and officers enter into a lock-up agreement containing provisions that are more restrictive than the provisions set forth in the preceding sentence, then (a) each holder of shares of Stock acquired pursuant to the Plan (regardless of whether such person has complied or complies with the provisions of clause (b) below) shall be bound by, and shall be deemed to have agreed to, the same lock-up terms as those to which the Company’s directors and officers are required to adhere; and (b) at the request of the Company or such managing underwriter, each such person shall execute and deliver a lock-up agreement in form and substance equivalent to that which is required to be executed by the Company’s directors and officers.

10.6. Placement of Legends; Stop Orders; etc. Each share of Stock to be issued pursuant to Awards granted under the Plan may bear a reference to the investment representations made in accordance with Section 10.4 in addition to any other applicable restrictions under the Plan, the terms of the Award and, if applicable, to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Stock. All shares of Stock or other securities delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions, or, if the Stock will be held in book-entry position through the Company’s transfer agent’s direct registration system, the restrictions will be appropriately noted.

10.7. Tax Withholding. Whenever shares of Stock are issued or to be issued pursuant to Awards granted under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local, foreign or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates, or the book-entry notation through the Company’s transfer agent’s direct registration system, for such shares. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to discretion, a Participant or to utilize any other withholding method prescribed by the Committee from time to time. To the extent necessary under applicable law, withholding in shares of Stock to satisfy an applicable withholding requirement, in whole or in part, shall be subject to the election of the Participant and/or the approval of the Committee, acting in its sole discretion. Any election by a Participant shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee deems appropriate. If shares of Stock are withheld to satisfy an applicable withholding requirement, the shares of Stock withheld shall have a Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction, provided, however, if shares of Stock are withheld to satisfy a withholding requirement imposed by a country other than the United States, the amount withheld may exceed such minimum, provided that it is not in excess of the actual amount required to be withheld with respect to the Participant under applicable tax law or regulations.

10.8. Company Charter and By-Laws; Other Company Policies. This Plan and all Awards granted hereunder are subject to the charter and By-Laws of the Company, as they may be amended from time to time, and all other Company policies duly adopted by the Board, the Committee or any other committee of the Board and as in effect from time to time regarding the acquisition, ownership or sale of Stock by employees and other service providers, including, without limitation, policies intended to limit the potential for insider trading and to avoid or recover compensation payable or paid on the basis of inaccurate financial results or statements, employee conduct, and other similar events.

11.	Reservation of Stock

The Company shall at all times during the term of the Plan and any outstanding Awards granted hereunder reserve or otherwise keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and the Awards and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

12.	Limitation of Rights in Stock; No Special Service Rights

A Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock subject to an Award, unless and until a certificate shall have been issued therefor and delivered to the Participant or his agent, or the Stock shall be issued through the Company’s transfer agent’s direct registration system. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Certificate of Incorporation and the By-Laws of the Company. Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment or consulting agreement or provision of law or corporate articles or By-Laws to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other association with the Company and its Affiliates.

13.	Unfunded Status of Plan

The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments with respect to Options, Stock Appreciation Rights and other Awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

14.	Nonexclusivity of the Plan

Neither the adoption of the Plan by the Board nor any action taken in connection with the adoption or operation of the Plan shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options and restricted stock other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

15.	No Guarantee of Tax Consequences

Neither the Company nor any Affiliate, nor any director, officer, agent, representative or employee of either, guarantees to the Participant or any other person any particular tax consequences as a result of the grant of, exercise of rights under, or payment in respect of an Award, including but not limited to that an Option granted as an Incentive Option has or will qualify as an “incentive stock option” within the meaning of Section 422 of the Code or that the provisions and penalties of Section 409A of the Code, pertaining non-qualified plans of deferred compensation, will or will not apply and the Company will have no liability to a Participant or any other party if a payment under an Award that is intended to benefit from favorable tax treatment or avoid adverse tax treatment fails to realize such intention or for any action taken by the Committee with respect to the Award. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Plan Participants.

16.	Termination and Amendment of the Plan

16.1. Termination or Amendment of the Plan. Subject to the limitations contained in Section 16.3 below, including specifically the requirement of stockholder approval if applicable, the Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable. Unless the Board otherwise expressly provides, no amendment of the Plan shall affect the terms of any Award outstanding on the date of such amendment.

16.2. Termination or Amendment of Outstanding Awards; Assumptions. Subject to the limitations contained in Section 16.3 below, including specifically the requirement of stockholder approval if applicable, the Committee may at any time:

(a) amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan; and

(b)(i) offer to buy out for a payment in cash or cash equivalents an Award previously granted or (ii) authorize the recipient of an Award to elect to cash out an Award previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

16.3. Limitations on Amendments, Etc.

Without the approval of the Company’s stockholders, no amendment or modification of the Plan by the Board may (i) increase the number of shares of Stock which may be issued under the Plan, (ii) change the description of the persons eligible for Awards, or (iii) effect any other change for which stockholder approval is required by law or the rules of any relevant stock exchange. Furthermore, except in connection with a corporate transaction involving the Company, the terms of outstanding Options or Stock Appreciation Rights may not be amended to reduce their exercise price, nor may outstanding Options or Stock Appreciation Rights be cancelled in exchange for cash, Options or Stock Appreciation Rights with exercise prices that are less than the exercise prices of the original Options or Stock Appreciation Rights, or other Awards, without stockholder approval.

No amendment or modification of the Plan by the Board, or of an outstanding Award by the Committee, shall impair the rights of the recipient of any Award outstanding on the date of such amendment or modification or such Award, as the case may be, without the Participant’s consent; provided, however, that no such consent shall be required if (i) the Board or Committee, as the case may be, determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation, including without limitation the provisions of Section 409A of the Code, or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or (ii) the Board or Committee, as the case may be, determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under the Award, or that any such diminution has been adequately compensated, or (iii) the Board or Committee, as the case may be, determines in its sole discretion that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation.

17.	Notices and Other Communications

Any communication or notice required or permitted to be given under the Plan shall be in such form as the Committee may determine from time to time. If a notice, demand, request or other communication is required or permitted to be given in writing, then any such notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Treasurer, or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.

18.	Governing Law

It is intended that all Awards shall be granted and maintained on a basis which ensures they are exempt from, or otherwise compliant with, the requirements of Section 409A of the Code and the Plan shall be governed, interpreted and enforced consistent with such intent. Neither the Committee nor the Company, nor any of its Affiliates or its or their officers, employees, agents, or representatives, shall have any liability or responsibility for any adverse federal, state or local tax consequences and penalty taxes which may result the grant or settlement of any Award on a basis contrary to the provisions of Section 409A of the Code or comparable provisions of any applicable state or local income tax laws. The Plan and all Award Agreements and actions taken thereunder otherwise shall be governed, interpreted and enforced in accordance with the laws of the State of Delaware without regard to the conflict of laws principles thereof.